STOCK ACQUISITION AGREEMENT,  dated as of February 27, 1998, among
NU SKIN ASIA PACIFIC, INC., a Delaware corporation ("NSAP" or the "Company") and each of the persons listed on the signature pages hereof (each, a "Stockholder" and collectively, the "Stockholders").


                              W I T N E S S E T H:

              WHEREAS, Nu Skin International, Inc., a Utah corporation ("NSI"), has contributed certain assets (the "Contributed Assets") to Nu Skin USA, Inc. ("Nu Skin USA"), a Delaware corporation, in exchange for common stock of Nu Skin USA and NSI has distributed all of such outstanding common stock of Nu Skin USA to the Stockholders, pursuant to a contribution and distribution agreement, dated as of December 31, 1997 (the "NSI Contribution and Distribution Agreement"), between NSI and Nu Skin USA;

              WHEREAS, Nu Skin USA and NSI intended that the contribution of Contributed Assets and distribution of all of the outstanding common stock of Nu Skin USA pursuant to the NSI Contribution and Distribution Agreement qualify as a reorganization and distribution under Sections 368(a)(1)(D) and 355 of the Internal Revenue Code of 1986, as amended (the "Code");

              WHEREAS, pursuant to the NSI Contribution and Distribution Agreement, NSI has entered into a tax-sharing agreement with Nu Skin USA (the "NSI Tax Sharing and Indemnification Agreement") and an indemnity agreement with Nu Skin USA (the "NSI Indemnity Agreement") in respect of the Contributed Assets;

              WHEREAS, effective December 31, 1997, the Acquired Entities (as defined) have declared distributions to the Stockholders in an aggregate amount of approximately $155 million which comprise all of the Acquired Entities' previously earned and undistributed S corporation earnings and such distribution was distributed in the form of promissory notes due December 31, 2004 bearing interest at 8% per annum (the "Original S Distribution Notes") and the Acquired Entities have agreed to pay the accrued interest on the Original S Distribution Notes from their date of issuance until the Closing Date (as defined).

              WHEREAS, immediately prior to the Closing Date, the Acquired Entities will declare distributions to the Stockholders which comprise all of the Acquired Entities' earned and undistributed S corporation earnings during the period from January 1, 1997 until the Closing Date which will be distributed in the form of additional promissory notes due December 31, 2004 bearing interest at 8% per annum (the "1998 S Distribution Notes" and together with the Original S Distribution Notes, the "S Distribution Notes");

              WHEREAS, the parties have agreed that the aggregate principal amount of the Original S Distribution Notes and the 1998 S Distribution Notes shall not exceed $180 million;

              WHEREAS, the Stockholders are, as of the date of this Agreement, the record and beneficial owners of all of the issued and outstanding shares of common stock of each of NSI, Nu Skin Europe, Inc., a Delaware corporation; Nu Skin U.K., Ltd., a United Kingdom corporation, domesticated in Delaware under the name Nu Skin U.K., Inc.; Nu Skin Germany, GmbH, a German corporation, domesticated in Delaware under the name Nu Skin Germany, Inc.; New Skin France, SARL, a French corporation, domesticated in Delaware under the name Nu Skin France, Inc.; Nu Skin Netherlands, B.V., a Netherlands corporation, domesticated in Delaware under the name Nu Skin Netherlands, Inc.; Nu Skin Italy, (SRL.), an Italian corporation, domesticated in Delaware under the name Nu Skin Italy, Inc.; Nu Skin Spain, S.L., a Spanish corporation, domesticated in Delaware under the name Nu Skin Spain, Inc.; Nu Skin Belgium, N.V., a Belgium corporation, domesticated in Delaware under the name Nu Skin Belgium, Inc.; Nu Skin Personal Care Australia, Inc., a Utah corporation; Nu Skin New Zealand, Inc., a Utah corporation; Nu Skin Brazil, Ltda., a Brazilian corporation, domesticated in Delaware under the name Nu Skin Brazil, Inc.; Nu Skin Argentina, Inc., a Utah corporation; Nu Skin Chile, S.A., a Chilean corporation, domesticated in Delaware under the name Nu Skin Chile, Inc.; Nu Skin Poland Spa., a Polish Corporation, domesticated in Delaware under the name Nu Skin Poland, Inc.; Nu Skin International Management Group, Inc., a Utah corporation; and Cedar Meadows, L.C. (each, an "Acquired Entity" and collectively the "Acquired Entities");

              WHEREAS, the aggregate number of authorized, issued and outstanding shares of common stock of each Acquired Entity (collectively, the "Nu Skin Shares") and the number of Nu Skin Shares owned individually by each Stockholder are as set forth on Schedule A hereto;

              WHEREAS, NSAP wishes to acquire the Nu Skin Shares (the "Stock Acquisitions") and the Stockholders wish to transfer the Nu Skin Shares in exchange for, and in consideration for, the indirect assumption by NSAP of the Acquired Entities' obligations under the S Distribution Notes, the Contingent Payment (as defined herein) and the newly issued shares (the "Series A Preferred Shares") of preferred stock, $0.001 par value per share (the "Series A Preferred Stock") of NSAP, upon the terms and subject to the conditions set forth herein;

              WHEREAS, the parties hereto intend that the Stock Acquisitions contemplated by this Agreement shall qualify as part purchase and part in a manner similar to pooling for financial reporting purposes;

              WHEREAS, the parties hereto intend that the Stock Acquisitions contemplated by this Agreement shall, in part, qualify for United States federal income tax purposes as tax-free exchanges under Section 351 of the Code and that any cash or notes distributed by NSAP to make up a shortfall in the S Distribution Notes or under NSAP's Contingent Payment obligations hereunder will be taxed as ordinary income;

              WHEREAS, the special committee of the Board of Directors (the "Special Committee") of NSAP has received an opinion from its financial advisor, Donaldson, Lufkin & Jenrette, that the consideration to be paid by NSAP for the Nu Skin Shares pursuant to the transactions contemplated hereunder is fair, from a financial point of view, to NSAP; and

              WHEREAS, the Board of Directors of NSAP has delegated its power to approve this Agreement and the transactions contemplated hereunder to the Special Committee and the Special Committee has approved this Agreement and the transactions contemplated hereunder;

              NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, NSAP and the Stockholders hereby agree as follows: ARTICLE I

                                   DEFINITIONS

              SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

              "Acquired Entities" has the meaning specified in the recitals to this Agreement.

              "Acquisition Documents" has the meaning specified in Section 8.01.

              "Action" means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

              "Actual  NSAP  Cumulative  EBITDA"  has the meaning  specified  in
Section 2.04(a).

              "Actual  NSI  Cumulative  EBITDA"  has the  meaning  specified  in
Section 2.04(a).

              "Affiliate" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

              "Agreement" or "this Agreement" means this Stock Acquisition Agreement, dated as of February 27, 1998, between the Stockholders and NSAP (including the Exhibits hereto and the Disclosure Schedule) and all amendments hereto made in accordance with the provisions of Section 11.09.

              "Assets" has the meaning specified in Section 3.18.

              "Average NSAP Common Stock Price at Closing" has the meaning specified in Section 2.03(a).

              "Big Planet Option" has the meaning specified in Section 7.02(i).

              "Business" means the business of marketing and distributing of Nu Skin products, managing the Nu Skin Global Compensation Plan, licensing of the right to use the Nu Skin trade names, products and Distributor Lists, providing management services to local Nu Skin entities, developing new formulas and ingredients for Nu Skin products and all other businesses which prior to the date hereof have been conducted by the Acquired Entities.

              "Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the City of New York.

              "Certificate of Designation" has the meaning specified in Section 2.09(a).

              "Closing" has the meaning specified in Section 2.05.

              "Closing   Balance  Sheet"  means  the  unaudited   balance  sheet
(including the related notes and schedules thereto) of the Acquired Entities, to be prepared pursuant to Section 2.08(a) and to be dated as of the Closing Date.

              "Closing Date" has the meaning specified in Section 2.05.

              "Code" means the Internal Revenue Code of 1986, as amended through the date hereof.

              "Common  Stock  Redemption  Price" has the  meaning  specified  in
Section 2.09(b).

              "Contingent Payment" has the meaning specified in Section 2.04(a).

              "Contingent Payment Date" has the meaning specified in Section 2.04(a).

              "Contingent Payment Report" has the meaning specified in Section 2.04(f).

              "Contingent Payment Years" has the meaning specified in Section 2.04(a).

              "Contributed Assets" has the meaning specified in the recitals to this Agreement.

              "Control" (including the terms "controlled by" and "under common control with"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

              "Designated Amount" has the meaning specified in Section 8.02(b).

              "Disclosure Schedule" means the Disclosure Schedule attached hereto, dated as of the date hereof, and forming a part of this Agreement.

              "Distributors" means the independent distributors who have entered into distribution agreements with NSI for the sale and distribution of Nu Skin products.

              "Distributor Lists" means the list of the Acquired Entities independent distributors who operate under the Nu Skin Global Compensation Plan.

              "Downward   Adjustment"  has  the  meaning  specified  in  Section
2.08(c)(i).

              "EBITDA" has the meaning specified in Section 2.04(e).

              "Encumbrance" means any security interest,  pledge, mortgage, lien
(including, without limitation, environmental and tax liens), charge, encumbrance, adverse claim, preferential arrangement or restriction of any kind, including, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

              "Environment" means surface waters, ground waters, surface water sediment, soil, subsurface strata and ambient air.

              "Environmental Claims" means any and all actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, notices of liability or potential liability, investigations, proceedings, consent orders or consent agreements relating in any way to any Environmental Law, any Environmental Permit or any Hazardous Material or arising from any alleged injury or threat of injury to health, safety or the Environment.

              "Environmental Law" means any Law, now or hereafter in effect and as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of the Environment, health or safety or to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

              "Environmental Permit" means any permit, approval, identification number, license or other authorization required to operate the Business or the Real Property under any applicable Environmental Law.

              "ERISA" has the meaning specified in Section 3.20(a).

              "Financial  Statements"  has  the  meaning  specified  in  Section
3.07(a).

              "Foreign   Government  Scheme  or  Arrangement"  has  the  meaning
specified in Section 3.20(f).

              "Foreign Plan" has the meaning specified in Section 3.20(f).

              "Governmental Authority" means any United States federal, state or local or any foreign government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

              "Governmental Order" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

              "Hazardous Materials" means (a) petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials and polychlorinated biphenyls, and (b) any other chemicals, materials or substances regulated as toxic or hazardous or as a pollutant, contaminant or waste under any applicable Environmental Law.

              "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

              "Indebtedness" means, with respect to any Person, (a) all indebtedness of such Person, whether or not contingent, for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services, (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under leases that have been or should be, in accordance with U.S. GAAP, recorded as capital leases, (f) all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities, (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of such Person or any warrants, rights or options to acquire such capital stock, valued, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (h) all Indebtedness of others referred to in clauses (a) through (f) above guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (iii) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (iv) otherwise to assure a creditor against loss, and (i) all Indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Encumbrance on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

              "Indemnified Party" has the meaning specified in Section 8.02(a).

              "Independent Accounting Firm" has the meaning specified in Section 2.08(b).

              "Intellectual  Property"  means  (a)  inventions,  whether  or not patentable, whether or not reduced to practice, and whether or not yet made the subject of a pending patent application or applications, (b) ideas and conceptions of potentially patentable subject matter, including, without limitation, any patent disclosures, whether or not reduced to practice and whether or not yet made the subject of a pending patent application or applications, (c) national (including the United States) and multinational statutory invention registrations, patents, patent registrations and patent applications (including all reissues, divisions, continuations, continuations-in-part, extensions and reexaminations) and all rights therein provided by international treaties or conventions and all improvements to the inventions disclosed in each such registration, patent or application, (d) trademarks, service marks, trade dress, logos, trade names and corporate names, whether or not registered, including all common law rights, and registrations and applications for registration thereof, including, but not limited to, all marks registered in the United States Patent and Trademark Office, the Trademark Offices of the States and Territories of the United States of America, and the Trademark Offices of other nations throughout the world, and all rights therein provided by international treaties or conventions, (e) copyrights (registered or otherwise) and registrations and applications for registration thereof, and all rights therein provided by international treaties or conventions, (f) moral rights (includin-g, without limitation, rights of paternity and integrity), and waivers of such rights by others, (g) computer software, including, without limitation, source code, operating systems and specifications, data, data bases, files, documentation and other materials related thereto, data and documentation, (h) trade secrets and confidential, technical and business information (including ideas, formulas, compositions, inventions, and conceptions of inventions whether patentable or unpatentable and whether or not reduced to practice), (i) whether or not confidential, technology (including know-how and show-how), manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and Distributor Lists and supplier lists and information, (j) copies and tangible embodiments of all the foregoing, in whatever form or medium, (k) all rights to obtain and rights to apply for patents, and to register trademarks and copyrights, (l) all rights to the Nu Skin Global Compensation Plan and Distributor Lists and (m) all rights to sue or recover and retain damages and costs and attorneys' fees for present and past infringement of any of the foregoing.

              "Inventories" means all inventory, merchandise, sales materials, finished goods, and raw materials, packaging, supplies and other personal property related to the Business maintained, held or stored by or for the Acquired Entities on the Closing Date and any prepaid deposits for any of the same.

              "IRS" means the Internal Revenue Service of the United States.

              "Law" means any federal, state, local or foreign statute, law, ordinance, regulation, rule, code, order, other requirement or rule of law.

              "Leased Real Property" means the real property leased by the Acquired Entities, as tenant, together with, to the extent leased by the Acquired Entities, all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures, systems, equipment and items of personal property of the Acquired Entities attached or appurtenant thereto, and all easements, licenses, rights and appurtenances relating to the foregoing.

              "Liabilities" means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including, without limitation, those arising under any Law (including, without limitation, any Environmental Law), Action or Governmental Order and those arising under any contract, agreement, arrangement, commitment or undertaking.

              "Licensed Intellectual Property" means all Intellectual Property licensed or sublicensed to the Acquired Entities from a third party.

              "Loss" has the meaning specified in Section 8.02(a).

              "Material Adverse Effect" means any circumstance, change in, or effect on the Business or the Acquired Entities that, individually or in the aggregate with any other circumstances, changes in, or effects on, the Business or the Acquired Entities: (a) is, or could be, materially adverse to the business, operations, assets or Liabilities, employee relationships, Distributor or supplier relationships, prospects, results of operations or the condition (financial or otherwise) of the Acquired Entities or (b) could adversely affect the ability of NSAP or the Acquired Entities to operate or conduct the Business in the manner in which it is currently operated or conducted by the Stockholders and the Acquired Entities.

              "Material Contracts" has the meaning specified in Section 3.14(a).

              "Maximum  Contingent  Payment Amount" has the meaning specified in
Section 2.04(a).

              "Minimum Target NSAP Cumulative EBITDA" has the meaning specified in Section 2.04(a).

              "Minimum Target NSI Cumulative EBITDA" has the meaning specified in Section 2.04(a).

              "1998 S Distribution Notes" has the meaning specified in the recitals to this Agreement.

              "Notice  of  Redemption"  has the  meaning  specified  in  Section
2.09(c).

              "NSAP"  has  the  meaning   specified  in  the  recitals  to  this
Agreement.

              "NSAP's Accountants" means Price Waterhouse L.L.P., independent accountants of NSAP.

              "NSAP Common Stock" has the meaning specified in Section 2.03(a).

              "Nu Skin Global Compensation Plan" means the global distributor compensation plan developed by NSI which compensates Distributors for product sales in all of the countries where NSI and its affiliates operate.

              "Nu Skin Names" has the meaning specified in Section 5.04.

              "Nu Skin Shares" has the meaning specified in the recitals to this Agreement.

              "Nu Skin Share Certificates" has the meaning specified in Section 2.01.

              "Nu Skin USA" has the meaning specified in the recitals to this Agreement.

              "NSI" has the meaning specified in the recitals to this Agreement.

              "NSI Contribution and Distribution Agreement" has the meaning specified in the recitals to this Agreement.

              "NSI Indemnity Agreement" has the meaning specified in the recitals to this Agreement.

              "NSI Shares" means the common stock of Nu Skin International, Inc., par value $.001 per share, to be delivered to NSAP in connection with this Agreement.

              "NSI Tax Sharing and Indemnification Agreement" has the meaning specified in the recitals to this Agreement.

              "Original S Distribution Notes" has the meaning specified in the recitals to this Agreement.

              "Owned Intellectual Property" means all Intellectual Property in and to which the Acquired Entities hold, or have a right to hold, right, title and interest.

              "Owned Real Property" means the real property owned by the Acquired Entities, together with all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures, systems, equipment and items of personal property of the Acquired Entities attached or appurtenant thereto and all easements, licenses, rights and appurtenances relating to the foregoing.

              "Permits" has the meaning specified in Section 3.13.

              "Permitted Encumbrances" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) liens for taxes, assessments and governmental charges or levies not yet due and payable which are not in excess of the amount accrued therefor on the Reference Balance Sheet (b) Encumbrances imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's liens and other similar liens arising in the ordinary course of business securing obligations that (i) are not overdue for a period of more than 30 days and (ii) are not in excess of $10,000 in the case of a single property or $100,000 in the aggregate at any time; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; and (d) minor survey exceptions, reciprocal easement agreements and other customary encumbrances on title to real property that (i) were not incurred in connection with any Indebtedness, (ii) do not render title to the property encumbered thereby unmarketable and (iii) do not, individually or in the aggregate, materially adversely affect the value or use of such property for its current and anticipated purposes.

              "Person" means any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

              "Plans" has the meaning specified in Section 3.20(a).

              "Real Property" means the Leased Real Property and the Owned Real Property.

              "Redemption Date" has the meaning specified in Section 2.09(c).

              "Reference Balance Sheet" means the unaudited combined balance sheet (including the related notes and schedules thereto) of the Acquired Entities, dated as of December 31, 1997, a copy of which is set forth in Section 3.07(a) of the Disclosure Schedule.

              "Reference Balance Sheet Date" means December 31, 1997.

              "Regulations" means the Treasury Regulations (including Temporary Regulations) promulgated by the United States Department of Treasury with respect to the Code or other federal tax statutes.

              "Release" means disposing, discharging, injecting, spilling, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing and the like into or upon any land or water or air or otherwise entering into the Environment.

              "Remedial Action" means any investigation, assessment, monitoring, treatment, excavation, removal, remediation or cleanup of Hazardous Materials in the Environment.

              "Retained Entities" means Nu Skin USA, Nu Skin Mexico S.A. de C.V., a Mexican corporation, domesticated in Delaware under the name Nu Skin Mexico, Inc., Nu Skin Guatemala, S.A., a Guatemalan corporation, domesticated in Delaware under the name Nu Skin Guatemala, Inc., Nu Skin Canada, Inc., Nu Skin Puerto Rico, Inc., Scrub Oak, Ltd., Aspen Investments, Ltd., Global Airwaves, Inc. and Mountain Pictures.

              "S Distribution Notes" has the meaning specified in the recitals to this Agreement.

              "Series A Preferred Stock" has the meaning specified in the recitals to this Agreement.

              "Series A Preferred Shares" has the meaning specified in the recitals to this Agreement.

              "Series A Preferred Share Certificates" has the meaning specified in Section 2.02.

              "Special Committee" has the meaning specified in the recitals to this Agreement.

              "Stock Acquisitions" has the meaning specified in the recitals to this Agreement.

              "Stockholders" has the meaning specified in the recitals to this Agreement.

              "Stockholders' Accountants" means Grant Thornton LLP, independent accountants of the Stockholders.

              "Stockholders'   Contingent   Payment   Notice"  has  the  meaning
specified in Section 2.04(g).

              "Stockholders'  Escrow  Agreement"  has the meaning  specified  in
Section 8.04.

              "Stockholders'   Representative"  has  the  meaning  specified  in
Section 2.12.

              "Tangible Personal Property" has the meaning specified in Section 3.17(a).

              "Tax" or "Taxes" means any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customs duties, tariffs, and similar charges.

              "Third Party Claims" has the meaning specified in Section 8.02(c).

              "Upward   Adjustment"   has  the  meaning   specified  in  Section
2.08(c)(ii).

              "U.S. GAAP" means United States generally accepted accounting principles and practices as in effect from time to time and applied consistently throughout the periods involved.

              "Vendors" means any and all vendors who are unaffiliated with the Stockholders or the Acquired Entities and who supply raw materials, components, spare parts, supplies, goods, merchandise or services to the Acquired Entities.

                                   ARTICLE II

                            ACQUISITION AND TRANSFER

               SECTION 2.01. Acquisition and Transfer of Nu Skin Shares. Upon the terms and subject to the conditions of this Agreement, at the Closing (as defined) each Stockholder shall assign, transfer, convey and deliver to NSAP and NSAP shall acquire and accept for delivery from each Stockholder the number of Nu Skin Shares as set forth beside such Stockholder's name on Schedule A hereto under the heading "Nu Skin Shares to be Acquired" and deliver one or more certificates representing such Nu Skin Shares (the "Nu Skin Share Certificates") to NSAP as provided in Section 2.06 below.

               SECTION 2.02. Consideration for Transfer of Nu Skin Shares. As consideration for the transfer of Nu Skin Shares by the Stockholders, NSAP shall, upon the terms and subject to the conditions of this Agreement (i) indirectly assume, by virtue of the Stock Acquisitions, the obligations of the Acquired Entities, including those reflected by the S Distribution Notes, subject to the other provisions of this Agreement; provided, however, that in no event shall the aggregate principal amount of the S Distribution Notes which shall be indirectly assumed by NSAP exceed $180 million, (ii) to the extent the S Distribution Notes do not, in aggregate principal amount, equal or exceed $180 million, issue to each Stockholder, in cash or in the form of promissory notes, the difference between (x) $180,000,000 and (y) the aggregate principal amount of the S Distribution Notes, multiplied by each Stockholder's proportional ownership interest in the NSI Shares (iii) issue to each Stockholder the number of NSAP's Series A Preferred Shares as calculated pursuant to Section 2.03 and deliver one or more certificates representing such Series A Preferred Shares (the "Series A Preferred Share Certificates") to the Stockholders as provided in
Section 2.07 below and (iv) make certain Contingent Payments (as defined) to the Stockholders subject to the terms and conditions described in Section 2.04. The consideration for the transfer of Nu Skin Shares by each Stockholder to NSAP as described in this Section 2.02 shall be deemed to be in full satisfaction of all rights pertaining to such Nu Skin Shares, subject to any adjustments made pursuant to Section 2.08.

               SECTION 2.03. Calculation of Aggregate Number of Series A Preferred Shares. (a) Subject to Section 2.08, each Stockholder shall receive such number of the Series A Preferred Shares as shall be calculated by dividing
(x) U.S. $70,000,000 by (y) the average of the closing price per share of NSAP Class A Common Stock (the "NSAP Common Stock") reported on the New York Stock Exchange for the 20 consecutive trading days ending on the trading day that is five trading days prior to the Closing Date (the "Average NSAP Common Stock Price at Closing") multiplied by their proportional interest in the NSI Shares.

               (b) Series A Preferred Share Certificates for fractional interests in Series A Preferred Shares shall not be issued, and to the extent that a Stockholder would receive a fraction of a Series A Preferred Share (after determining the aggregate number of Series A Preferred Shares which such Stockholder would be entitled to receive hereunder), such Stockholder shall receive the highest integral number of Series A Preferred Shares to which such Stockholder would be entitled to pursuant to
Section 2.03(a) hereof. In lieu of any fraction of a Series A Preferred Share, such Stockholder shall receive the cash value of any such fraction which shall be determined to the nearest cent ($0.01) by multiplying the Average NSAP Common Stock Price at Closing by such fraction. Any such cash payment shall be paid to the Stockholders on the Closing Date.

               SECTION 2.04. Contingent Payments. (a) If (and only if) NSAP, on a consolidated basis, and NSI achieve certain yearly cumulative EBITDA targets for any of the four fiscal years ended December 31, 1998, 1999, 2000 and 2001 (the "Contingent Payment Years"), measured annually, NSAP shall pay to the Stockholders, by April 1, or as soon thereafter as practicable, in the following year (the "Contingent Payment Date"), an additional contingent payment amount (the "Contingent Payment") determined as provided in Section 2.04(d) below which shall not exceed the maximum Contingent Payment amount (the "Maximum Cumulative Contingent Payment Amount") for each such year as set forth in the table in
Section 2.04(c) below. Contingent Payments will be payable to the Stockholders with respect to any particular Contingent Payment Year only if (i) the actual cumulative EBITDA of NSAP (the "Actual NSAP Cumulative EBITDA") during such Contingent Payment Year meets or exceeds the minimum target cumulative EBITDA of NSAP (the "Minimum Target NSAP Cumulative EBITDA") for such year as set forth in the table in Section 2.04(b) below, (ii) the actual cumulative EBITDA of NSI (the "Actual NSI Cumulative EBITDA") during such Contingent Payment Year meets or exceeds the minimum target cumulative target EBITDA for NSI (the "Minimum Target NSI Cumulative EBITDA") for such year as set forth in the table in
Section 2.04(b) below and (iii) NSI or NSAP have actual current or accumulated earnings and profits for tax purposes as defined in Section 316 of the Code in such year (but in no event shall the Contingent Payment payable to the Stockholders with respect to any Contingent Payment Year exceed the amount of such earnings and profits). Notwithstanding the foregoing, in no event shall the aggregate amount of all Contingent Payments payable over the four Contingent Payment Years exceed $100,000,000.

               (b) The parties agree and confirm that the NSAP Cumulative EBITDA Targets for the years indicated below are as follows:


                                                 Minimum Target NSAP
                      Year                        Cumulative EBITDA
                    --------                    ---------------------
                      1998                         $  222,480,000
                      1999                         $  462,758,000
                      2000                         $  722,259,000
                      2001                         $1,002,520,000

               (c) The parties agree and confirm that the NSI Cumulative EBITDA Targets and the Maximum Cumulative Contingent Payment Amounts for each the years indicated below are as follows:

Year     Minimum Target NSI   Maximum Target  NSI  Maximum Cumulative Contingent
          Cumulative EBITDA    Cumulative EBITDA            Payment Amount
         ------------------   -------------------  -----------------------------
1998       $ 59,400,000           $ 64,800,000            up to $ 25,000,000
1999       $124,740,000           $142,560,000            up to $ 50,000,000
2000       $196,614,000           $235,872,000            up to $ 75,000,000
2001       $275,675,000           $347,846,000            up to $100,000,000

               (d) If the foregoing conditions are met, the Contingent Payment payable to the Stockholders for each of the Contingent Payment Years shall be based upon the following formulae, subject to the limitations set forth in this
Section 2.04:


               (i)    Contingent Payment Year 1998:

$8,250,000 + [(Actual NSI Cumulative EBITDA - 59,400,000)  x $16,750,000]
             -------------------------------------------
                             $5,400,000


               (ii)   Contingent Payment Year 1999:

$16,500,000 + [(Actual NSI Cumulative EBITDA - $124,740,000)  x $33,500,000] -  Contingent Payments
              ---------------------------------------------                     made for 1998
                             $17,820,000


               (iii)  Contingent Payment Year 2000:

$24,750,000 + [(Actual NSI Cumulative EBITDA - $196,614,000)  x $50,250,000] -  Contingent Payments
              ---------------------------------------------                     made for 1998
                             $39,258,000                                        and 1999


               (iv)   Contingent Payment Year 2001:

$33,000,000 + [(Actual NSI Cumulative EBITDA - $275,675,000)  x $67,000,000] -  Contingent Payments
              ---------------------------------------------                     made for 1998,
                             $72,171,000                                        1999 and 2000


               NSAP shall cause the Contingent Payment earned in any Contingent Payment Year, if any, to be paid on the Contingent Payment Date to the Stockholders by wire transfer in immediately available funds to an account to be designated in writing by the Stockholder at least two Business

Days prior to the Contingent Payment Date and in amounts to each Stockholder in proportion to their respective ownership percentage of the Nu Skin Shares.

               (e) For purposes of this Section 2.04, The term "EBITDA" shall mean (i) for the purpose of calculating the EBITDA of NSAP in respect of any Contingent Payment Year, NSAP's earnings before income taxes, depreciation and amortization, and before taking into account any extraordinary one-time or non-recurring adjustments, and (ii) for the purpose of calculating the EBITDA of NSI in respect of any Contingent Payment Year, NSI's earnings before income taxes, depreciation and amortization, as such may be calculated using methodologies and principles similar to those employed by NSI in connection with conducting its operations and reporting its financial results for 1997; by way of illustration, but not limitation, such methodologies and principles shall include NSI bearing any Distributor commissions in excess of 42% of commissionable product sales, maintaining gross margins of below 60% from sales of products to Nu Skin affiliates and allocating selling, general and administrative expenses in a manner similar to those employed during 1997 (taking into account such personnel modifications as shall be reasonable and necessary under the circumstances). In addition to the foregoing, the parties hereby agree that the NSI and NSAP EBITDA targets specified in Sections 2.04(b), 2.04(c) and 2.04(d) shall be calculated on a pro forma basis assuming for purposes of these calculations that the Closing had occurred on December 31, 1997.

               (f) Within 60 days after December 31 of each Contingent Payment Year, or as soon thereafter as practicable, NSAP will obtain from Price Waterhouse LLP (or such other firm of independent certified public accountants as shall at the time be retained to audit the books and accounts of NSAP) a written Contingent Payment Agreed Upon Procedures Report (the "Contingent Payment Report") setting forth the EBITDA of NSAP and NSI for such year and stating that such EBITDA numbers were determined in accordance with Section 2.04(e) and setting forth the computation of the Contingent Payment, if any, due on the Contingent Payment Date, and stating that the amount of such Contingent Payment has been determined in accordance with the provisions of this Section
2.04. NSAP shall deliver a copy of such Contingent Payment Report to the Stockholders within five days of the receipt of such report.

               (g) If the Stockholders wish to dispute the amount of any Contingent Payment due then, within 20 days of the receipt of the Contingent Payment Report, the Stockholders' Representative must deliver to NSAP written notice (the "Stockholders' Contingent Payment Notice") stating the dollar amount of the Contingent Payment in dispute for the Contingent Payment Year and setting forth, in reasonable detail, the basis for such dispute. The failure of the Stockholders' Representative to deliver the Stockholders' Contingent Payment Notice within the specified time period shall be deemed to constitute acceptance by the Stockholders of the information and calculations set forth in the Contingent Payment Report for such Contingent Payment Year. The Stockholders may dispute amounts reflected on the Contingent Payment Report only on the basis that the amounts were not arrived at in accordance with the terms of this Agreement.

               (h) In the event that the Stockholders dispute the amount of the Contingent Payment for any Contingent Payment Year, NSAP and the Stockholders shall attempt to reconcile their differences and any resolution by them as to any disputed amount shall be final, binding and conclusive on the parties hereto. If NSAP and the Stockholders are unable to reach a resolution within 15 Business Days of the delivery by the Stockholders' Representative of the Stockholders' Contingent Payment Notice indicating a dispute, NSAP and the
Stockholders' Representative shall submit the items remaining in dispute for resolution to such independent accounting firm of national reputation as may be mutually acceptable to NSAP and the Stockholders' Representative, which shall, within 90 Business Days of such submission, report in writing to NSAP and the Stockholders as to the resolution of such dispute, and such report shall be final, binding and conclusive on NSAP and the Stockholders. The fees and disbursements of the independent accounting firm shall be allocated between the Stockholders and NSAP in the same proportion that the aggregate amount of the disputed items submitted to the independent accounting firm which are unsuccessfully disputed by each party (as determined by the independent accounting firm) bears to the total amount of disputed items so submitted.

               SECTION 2.05. Closing. The acquisition and delivery of the Nu Skin Shares contemplated by this Agreement shall take place at a closing (the "Closing") to be held at the offices of NSAP, One Nu Skin Plaza, 75 West Center, Provo, Utah at 10:00 A.M. Mountain Standard Time on the later to occur of (i) March 20, 1998 and (ii) the fifth Business Day following the later to occur of
(A) expiration or termination of all applicable waiting periods under the HSR Act and (B) satisfaction or waiver of all other conditions to the obligations of the parties set forth in Article VII, or at such other place or at such other time or on such other date as the Stockholders and NSAP may mutually agree upon in writing (the day on which the Closing takes place being the "Closing Date").

               SECTION 2.06. Closing Deliveries by the Stockholders. At the Closing, the Stockholders shall deliver or cause to be delivered to NSAP:

               (a) the Nu Skin Share Certificates evidencing the Nu Skin Shares duly endorsed in blank, or accompanied by stock powers duly executed in blank, in form satisfactory to NSAP and with all required stock transfer tax stamps affixed;

               (b)    a receipt for the Series A Preferred Shares;

               (c) a true and complete copy of the NSI Contribution and Distribution Agreement, the NSI Tax Sharing and Indemnification Agreement and the NSI Indemnity Agreement;

               (d) a true and complete copy of the intercompany agreements between NSI and the Retained Entities;

               (e) a true and complete copy of the Stockholders' Escrow Agreement; and

               (f) the opinions, certificates and other documents required to be delivered pursuant to Section 7.02.

               SECTION 2.07. Closing Deliveries by NSAP. At the Closing, NSAP shall deliver to the Stockholders:

               (a) the Series A Preferred Share Certificates, registered in the name of each Stockholder and representing the Series A Preferred Shares to be issued to such Stockholder, which shall be in substantially the form of Exhibit A attached hereto;

               (b) cash in the amount of any fractional share amount due each Stockholder, if any;

               (c) cash or promissory notes in the amount, if any, determined in accordance with Section 2.02; and

               (d) the opinions, certificates and other documents required to be delivered pursuant to Section 7.01.

               SECTION 2.08. Adjustment of Consideration for Nu Skin Shares. The parties hereto agree that combined net asset value of the Acquired Entities reflected on the Reference Balance Sheet shall be not less than $83.7 million (excluding the aggregate principal amount of the S Distribution Notes). In the event the actual net asset value (the "Actual Net Asset Value") reflected on the Reference Balance Sheet is reduced after the date hereof below $83.7 million as a result of adjustments made in connection with the audit of the Reference Balance Sheet by the Stockholders' accountants, the parties agree that Series A Preferred Shares payable to the Stockholders hereunder shall be reduced on a pro rata basis by an amount equal to $83.7 million less the Actual Net Asset Value divided by the Average NSAP Common Stock Price at Closing. In addition to the foregoing, the consideration to be paid to the Stockholders for the Nu Skin Shares shall be subject to adjustment after the Closing as follows:

               (a) Closing Balance Sheet. As promptly as practicable, but in any event within ninety calendar days following the Closing Date, the Stockholders shall deliver to NSAP the Closing Balance Sheet, which shall fairly present the combined financial position of the Acquired Entities at the Closing Date in conformity with U.S. GAAP applied on a basis consistent with the preparation of the Reference Balance Sheet. Subject to Section 2.08(b) below, the Closing Balance Sheet delivered by the Stockholders to NSAP shall be deemed to be and shall be final, binding and conclusive on the parties hereto.

               (b) Disputes. NSAP may dispute any amounts reflected on the Closing Balance Sheet to the extent the net effect of such disputed amounts in the aggregate would affect the Net Asset reflected on the Closing Balance Sheet by more than $1,000,000, but only on the basis that the amounts reflected on the Closing Balance Sheet were not arrived at in accordance with U.S. GAAP applied on a basis consistent with the preparation of the Reference Balance Sheet; provided, however, that NSAP shall have notified the Stockholders' Representative in writing of each disputed item, specifying the amount thereof in dispute and setting forth, in reasonable detail, the basis for such dispute, within 30 Business Days of the Stockholders' delivery of the Closing Balance Sheet to NSAP. In the event of such a dispute, the Stockholders' Accountants and NSAP's Accountants shall attempt to reconcile their differences, and any resolution by them as to any disputed amounts shall be final, binding and conclusive on the parties hereto. If the Stockholders' Accountants and NSAP's Accountants are unable to reach a resolution with such effect within twenty Business Days after receipt by NSAP and NSAP's Accountants of the Stockholders' Representative's written notice of dispute, the Stockholders' Accountants and NSAP shall submit the items remaining in dispute for resolution to an independent accounting firm of international reputation mutually acceptable to NSAP and the Stockholders (the "Independent Accounting Firm"), which shall, within 90 Business Days after such submission, determine and report to NSAP and the Stockholders upon such remaining disputed items, and such report shall be final, binding and conclusive on the Stockholders and NSAP. The fees and disbursements of the Independent Accounting Firm shall be allocated between the Stockholders and NSAP in the same proportion that the aggregate amount of such remaining disputed items so submitted to the Independent Accounting Firm that is unsuccessfully disputed by each such party (as finally determined by the Independent Accounting Firm) bears to the total amount of such remaining disputed items so submitted. In acting under this Agreement, NSAP's Accountants, the Stockholders' Accountants and the Independent Accounting Firm shall be entitled to the privileges and immunities of arbitrators.

               (c) Adjustment of Consideration. The Closing Balance Sheet shall be deemed final for the purposes of this Section 2.08 upon the earlier of (A) the failure of NSAP to notify the Stockholders' Representative of a dispute within 30 Business Days of the Stockholders' delivery of the Closing Balance Sheet to NSAP, (B) the resolution of all disputes, pursuant to Section 2.08(b), by NSAP's Accountants and the Stockholders' Accountants and (C) the resolution of all disputes, pursuant to Section 2.08(b), by the Independent Accounting Firm. Within 10 Business Days after the Closing Balance Sheet being deemed final, an adjustment to the consideration given to the Stockholders for the Nu Skin Shares shall be made as follows:

               (i) in the event that the net asset value reflected on the Reference Balance Sheet exceeds the net asset value reflected on the Closing Balance Sheet, then the consideration issued to the Stockholders for the Nu Skin Shares shall be adjusted downward in an amount equal to such excess (the "Downward Adjustment"). NSAP shall deliver written notice to each Stockholder specifying each Stockholder's pro rata share of such Downward Adjustment, and each Stockholder shall, within 10 Business Days of his receipt of such notice remit to NSAP the number of shares of NSAP Common Stock equal to his pro rata share of such Downward Adjustment to be calculated by dividing the Downward Adjustment by the average of the closing price per share of NSAP Common Stock on the New York Stock Exchange for the 20 consecutive trading days ending on the date five days prior to the date of such remittance; and

               (ii) in the  event  that the net  asset  value  reflected  on the
        Closing Balance Sheet exceeds the net asset value reflected on the Reference Balance Sheet, then the consideration issued to the Stockholders for the Nu Skin Shares shall be adjusted upward in an amount equal to such excess (the "Upward Adjustment") and NSAP shall, within 10 Business Days of such determination, pay the Upward Adjustment by issuing to the Stockholders NSAP Common Stock in an amount to be calculated by dividing the Upward Adjustment by the Average NSAP Common Stock Price at Closing. Each Stockholder will receive a pro rata number of such shares of NSAP Common Stock that is in proportion to the number of NSI Shares originally transferred by such Stockholder pursuant to
        Section 2.01.


               SECTION 2.09. Conversion and Optional Redemption of Series A Preferred Stock/Common Stock. (a) The Series A Preferred Shares shall, subject to the approval of the Stockholders of NSAP, be converted into NSAP Common Stock in accordance with, and subject to, the terms and conditions set forth in the certificate of designation (the "Certificate of Designation") to be filed with the Secretary of State of the State of Delaware in respect of such Series A Preferred Shares, substantially in the form of Exhibit B hereto. NSAP shall use its best efforts to obtain such approval from its Stockholders at its Annual Meeting of Stockholders to be held in April 1998. If the conversion of the Preferred Shares into NSAP Common Stock has not been approved by September 30, 1998, then at any time thereafter, NSAP shall have the right, exercisable at its sole discretion, to redeem the Series A Preferred Shares issued to each Stockholder, in whole but not in part, in the manner and upon the terms and conditions set forth in the Certificate of Designation.

               (b) In the event that the Series A Preferred Shares are converted into NSAP Common Stock in accordance with, and subject to, the terms and conditions set forth in the Certificate of Designation, NSAP shall have the right to redeem such NSAP Common Stock, in whole but not in part, at the following redemption price (the "Common Stock Redemption Price") based on the Average NSAP Common Stock Price at Closing during the 12-month periods beginning on the date the Series A Preferred Shares are converted into NSAP Common Stock for each of the years set forth below:

                                                   Common Stock
                   Year                         Redemption Price
                  ------                       ------------------
                   1998                                100%
                   1999                                120%
                   2000                                140%
                   2001                                160%
                   2002                                180%
                   2003                                200%

               NSAP's right of redemption shall commence immediately following the issuance of such NSAP Common Stock and shall expire on the sixth anniversary of the date the Series A Preferred Shares were converted into NSAP Common Stock. Notwithstanding the foregoing, NSAP's right to redeem the NSAP Common Stock issued to the Stockholders is conditioned upon (i) the Common Stock Redemption Price being no more than 100% of the average of the closing price per share of NSAP Common Stock on the New York Stock Exchange for the 20 consecutive trading days ending on the trading date that is five trading days prior to the date of such redemption and (ii) NSAP receiving the written consent of at least two-thirds (2/3) of the independent members of its Board of Directors. Payments by NSAP to the Stockholders under this Section 2.09(b) shall be made by check or wire transfer in immediately available funds to an account specified in writing to NSAP by each such Stockholder no later than two Business Days after the Redemption Date; provided, however, that in no event shall the failure by a Stockholder to specify such an account relieve NSAP of its payment obligation under this Section 2.09(b).

               (c) In the event that NSAP elects to exercise its right of redemption under Sections 2.09(a) or 2.09(b), NSAP shall deliver to each Stockholder a written notice (the "Notice of Redemption") which specifies the number of Series A Preferred Shares or NSAP Common Stock, as the case may be, to be redeemed from such Stockholder, the Common Stock Redemption Price or the redemption price for the Preferred Shares, as applicable, and the date of such redemption (the "Redemption Date"), which shall be not less than 20 days after the date on which such Notice of Redemption is given. On the Redemption Date, the Stockholders shall each deliver the specified number of Series A Preferred Shares or the NSAP Common Stock, as the case may be, to NSAP against payment of the amount due to such Stockholders pursuant to Sections 2.09(a) and 2.09(b) above.

               SECTION 2.10. Tax Free Transaction. The parties intend that the Stock Acquisitions contemplated by this Agreement qualify, in part, for United States federal income tax purposes as tax-free exchanges under Section 351 of the Code.

               SECTION 2.11. Termination of "S" Corporation Status. As a result of the Stock Acquisitions, the Acquired Entities will cease to qualify as "S" corporations within the meaning of Section 1361(a) of the Code and will become "C" corporations within the meaning of Section

1361(a)(2) of the Code, which will join in filing consolidated federal income tax returns with NSAP as the common parent.

               SECTION 2.12.  Appointment of Stockholders'  Representative.  The
Stockholders hereby appoint each of Keith R. Halls and Steven J. Lund (each such person, whether acting singly or in concert, and any successor or successors being the "Stockholders' Representative") as their legal representative and
Attorney-in-Fact (i) to do any and all things and execute all documents and papers, in each Stockholder's name, place and stead, in any way such Stockholder could do if personally present, in connection with this Agreement and the transactions contemplated hereby, including, without limitation, to (i) amend, cancel or extend, or waive the terms of this Agreement, the Stockholders' Escrow Agreement or any other ancillary documents or agreements prepared in connection with this Agreement, (ii) provide the notices of dispute and adjustments to the consideration pursuant to Section 2.08, (iii) accept and deliver shares, promissory notes or cash in the amount of any fractional share amount due to each Stockholder, on behalf of such Stockholders, (iv) act on behalf of the Stockholders with respect to claims (including the settlement thereof) made by NSAP or the Stockholders for indemnification pursuant to Articles VIII and X and with respect to any actions to be taken by the Stockholders pursuant to the terms of the Stockholders' Escrow Agreement and (vi) accept, on behalf of the Stockholders, all notices required to be delivered to the Stockholders under this Agreement. In the event that one or both of the Stockholders' Representatives becomes unable or unwilling to continue in his capacity as Stockholders' Representative, the Stockholders shall appoint a successor Stockholders' Representative by written notice to NSAP. All references herein to "Stockholders' Representative" shall include any such successor Stockholders' Representative. The Stockholders hereby consent to the taking of any and all actions and the making of any decisions required or permitted to be taken by the Stockholders' Representative under this Agreement or the Stockholders' Escrow
Agreement. The Stockholders shall be bound by all actions taken by the Stockholders' Representative in his capacity thereof. NSAP shall be entitled to rely, as being binding upon each of the Stockholders, any document or other paper believed by it to be the genuine and correct and to have been signed or sent by the Stockholders' Representative, and NSAP shall not be liable to the Stockholders for any action taken or omitted to be taken by it in such reliance. Copies of any notice given by NSAP to the Stockholders' Representative shall be provided to each of those persons specified in Section 11.02.


                                   ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

               As an inducement to NSAP to enter into this Agreement, the Stockholders hereby represent and warrant to NSAP as follows:

               SECTION 3.01. Organization, Authority and Qualification of the Acquired Entities; Execution and Delivery. (a) Each of the Acquired Entities (i) is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdictions of incorporation (both foreign and domestic, as the case may be) (ii) has all the necessary power and authority to own, operate or lease the properties and assets now owned, operated or leased by such Acquired Entity and to carry on the business as it has been and is currently conducted by such Acquired Entity.

        (b) Each of the Acquired Entities is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary or desirable, except where the failure to be so licensed or qualified would not result in a Material Adverse Effect on such Acquired Entity. Section 3.01(b) of the Disclosure Schedule sets forth all of the jurisdictions in which each Acquired Entity is so licensed or qualified.

        (c) All corporate actions taken by the Acquired Entities have been duly authorized, and the Acquired Entities have not taken any action that in any respect conflicts with, constitutes a default under or results in a violation of any provision of their respective Certificates of Incorporation or By-laws (or similar organizational documents). True and correct copies of the Certificates of Incorporation and By-laws (or similar organizational documents) of the Acquired Entities, each as in effect on the date hereof, have been delivered by the Stockholders to NSAP.

               SECTION 3.02. Due Execution and Delivery by the Stockholders. This Agreement has been duly executed and delivered by each of the Stockholders, and (assuming due authorization, execution and delivery by NSAP) this Agreement constitutes a legal, valid and binding obligation of the Stockholders enforceable against the Stockholders in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.

               SECTION 3.03. Capital Stock of Acquired Entities; Stockholders' Ownership of Nu Skin Shares. (a) The authorized capital stock of each of the Acquired Entities is as set forth on Schedule A attached hereto. As of the date hereof, all of the Nu Skin Shares are validly issued, fully paid and nonassessable and none of the issued and outstanding Nu Skin Shares was issued in violation of any preemptive rights. Except as set forth in this Agreement, there are no options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the capital stock of the Acquired Entities or obligating the Stockholders or the Acquired Entities to issue or sell any shares of capital stock of, or any other interest in, such Acquired Entities. There are no outstanding contractual obligations of any of the Acquired Entities to repurchase, redeem or otherwise acquire any of their respective shares or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

               (b) As of the date hereof, each Stockholder is, and as of the Closing Date each Stockholder shall be, the record and beneficial owner of and have good and valid title to such Stockholder's respective Nu Skin Shares as set forth on Schedule A hereto as being owned by such Stockholder, free and clear of all Encumbrances (except as provided in the Stockholders Agreement or restrictions on transfer imposed by applicable securities laws). Upon consummation of the transactions contemplated by this Agreement and registration of the Nu Skin Shares in the name of NSAP, NSAP will own all the issued and outstanding capital stock of the Acquired Entities free and clear of all Encumbrances. Upon consummation of the transactions contemplated by this Agreement, the Nu Skin Shares will be fully paid and nonassessable. There are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the Nu Skin Shares, except for those voting trusts, stockholder agreements, proxies or other agreements whose terms do not and will not prevent the consummation of the Stock Acquisition or the transactions described herein or whose terms shall have been amended or modified so as to not prevent the consummation of the Stock Acquisition or the transactions described herein.

               (c) The stock registers of the Acquired Entities accurately record: (i) the name and address of each Person owning the respective shares of such Acquired Entities and (ii) the certificate number of each certificate evidencing shares issued by such Acquired Entities, the number of shares evidenced by each such certificate, the date of issuance thereof and, in the case of cancellation, the date of cancellation.

               SECTION 3.04. Corporate Books and Records. The minute books of the Acquired Entities contain accurate records of all meetings and accurately reflect all other actions taken by the stockholders, Boards of Directors and all committees of the Boards of Directors of such Acquired Entities. Complete and accurate copies of all such minute books and of the stock registers of the Acquired Entities have been provided by the Stockholders to NSAP.

               SECTION 3.05. No Conflict. Assuming that all consents, approvals, authorizations and other actions described in Section 3.06 have been obtained and all filings and notifications listed in Section 3.06 of the Disclosure Schedule have been made, the execution, delivery and performance of this
Agreement by the Stockholders and the consummation of the transactions contemplated herein in the manner contemplated hereby do not and will not (a) violate, conflict with or result in the breach of any provision of the charter or by-laws (or similar organizational documents) of any Acquired Entity, (b) conflict with or violate (or cause an event which could have a Material Adverse Effect as a result of) any Law or Governmental Order applicable to the Stockholders, any Acquired Entity, or any of their respective assets, properties or businesses, or (c) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the Nu Skin Shares or on any of the assets or properties of the Stockholders or any Acquired Entity pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Stockholders or the Acquired Entities are a party or by which any of the Nu Skin Shares or any of such assets or properties are bound or affected. Except as set forth in
Section 3.05 of the Disclosure Schedule, no material amounts will become payable by any Acquired Entity to any former or current directors or officers of any Acquired Entity as a result of or in connection with the transactions contemplated by this Agreement.

               SECTION 3.06. Governmental Consents and Approvals. The execution, delivery and performance of this Agreement by the Stockholders does not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to any Governmental Authority or third party, except
(a) as described in Section 3.06 of the Disclosure Schedule and (b) the notification requirements of the HSR Act.

               SECTION 3.07. Financial Information, Books and Records, Projections and Operating Data. (a) True and complete copies of (i) the audited combined balance sheet of the Acquired Entities for each of the three fiscal years ended as of December 31, 1997, and the related audited statement of income, retained earnings, stockholders' equity and changes in financial position of the Acquired Entities, together with all related notes and schedules thereto, accompanied by the reports thereon of the Stockholders' Accountants, and (ii) the unaudited Reference Balance Sheet (collectively referred to herein as the "Financial Statements") have been delivered (or, in the case of the audited balance sheet and statement, will be delivered when available) by the Stockholders to NSAP. The Financial Statements, (including the Reference Balance Sheet) (i) were prepared in accordance with the books of account and other financial records of the Acquired Entities, (ii) present fairly the combined financial condition and results of operations of such Acquired Entities as of the dates thereof or for the periods covered thereby, (iii) have been prepared in accordance with U.S. GAAP applied on a basis consistent with the past practices of such Acquired Entities and (iv) include all adjustments (consisting only of normal recurring accruals) that are necessary for a fair presentation of the financial condition of such Acquired Entities and the results of the operations of such Acquired Entities as of the dates thereof or for the periods covered thereby.

               (b) The books of account and other financial records of each Acquired Entity: (i) reflect all items of income and expense and all assets and Liabilities required to be reflected therein in accordance with U.S. GAAP applied on a basis consistent with the past practices of such Acquired Entity,
(ii) are in all material respects complete and correct, and do not contain or reflect any material inaccuracies or discrepancies and (iii) have been maintained in accordance with good business and accounting practices.

               SECTION 3.08. No Undisclosed Liabilities. There are no Liabilities of the Acquired Entities, other than Liabilities (i) reflected and reserved against on the Reference Balance Sheet, (ii) disclosed in Section 3.08 of the Disclosure Schedule or (iii) incurred since the date of this Agreement in the ordinary course of the business, consistent with the past practice, of the Acquired Entities and which do not and will not have a Material Adverse Effect on such Acquired Entities. Reserves are reflected on the Reference Balance Sheet against all Liabilities of the Acquired Entities in amounts that have been established on a basis consistent with the past practices of the Acquired Entities and in accordance with U.S. GAAP.

               SECTION  3.09.  Acquired  Assets.  Except as disclosed in Section
3.09 of the Disclosure Schedule, each asset of the Acquired Entities (including, without limitation, the benefit of any licenses, leases or other agreements or arrangements) acquired since the Reference Balance Sheet Date has been acquired for consideration not more than the fair market value of such asset at the date of such acquisition.

               SECTION 3.10. Conduct in the Ordinary Course; Absence of Certain Changes, Events and Conditions. Since the Reference Balance Sheet Date, except as disclosed in Section 3.10 of the Disclosure Schedule, the business of each Acquired Entity has been conducted in the ordinary course and consistent with past practice. As amplification and not limitation of the foregoing, except as disclosed in Section 3.10 of the Disclosure Schedule, since the Reference Balance Sheet Date, each Acquired Entity has not:

               (i) permitted or allowed any of the assets or properties (whether tangible or intangible) of the Acquired Entity to be subjected to any Encumbrance, other than Permitted Encumbrances and Encumbrances that will be released at or prior to the Closing;

               (ii) except in the ordinary course of business consistent with past practice, discharged or otherwise obtained the release of any Encumbrance or paid or otherwise discharged any Liability, other than current liabilities reflected on the Reference Balance Sheet and current liabilities incurred in the ordinary course of business consistent with past practice since the Reference Balance Sheet Date;

               (iii) made any loan to, guaranteed any Indebtedness of or otherwise incurred any Indebtedness on behalf of any Person;

               (iv) failed to pay any creditor any amount owed to such creditor when due;

               (v) redeemed any of the capital stock or declared, made or paid any dividends or distributions (whether in cash, securities or other property) to the holders of capital stock of the Acquired Entity;

               (vi) made any material changes in the customary methods of operations of the Acquired Entity, including, without limitation, practices and policies relating to manufacturing, purchasing, Inventories, marketing, selling and pricing;

               (vii) made any capital expenditure or commitment for any capital expenditure in excess of $100,000 individually or $250,000 in the aggregate, other than as described in Section 3.10 of the Disclosure Schedule;

               (viii) sold, transferred, leased, subleased, licensed or otherwise disposed of any properties or assets, real, personal or mixed (including, without limitation, leasehold interests and intangible assets), other than the sale of Inventories in the ordinary course of business consistent with past practice;

               (ix) issued or sold any capital stock, notes, bonds or other securities, or any option, warrant or other right to acquire the same, of, or any other interest in, the Acquired Entity;

               (x) written down or written up (or failed to write down or write up in accordance with U.S. GAAP consistent with past practice) the value of any Inventories or receivables or revalued any assets of the Acquired Entity other than in the ordinary course of business consistent with past practice and in accordance with U.S. GAAP;

               (xi) amended, terminated, canceled or compromised any material claims of the Acquired Entity or waived any other rights of substantial value to the Acquired Entity;

               (xii) failed to maintain the Assets held by it in accordance with good business practice and in good operating condition and repair;

               (xiii) allowed any Permit or Environmental Permit that was issued or relates to the Acquired Entity or otherwise relates to any Asset to lapse or terminate or failed to renew any such Permit or Environmental Permit or any insurance policy that is scheduled to terminate or expire within 45 calendar days of the Closing Date;

               (xiv) incurred any Indebtedness, excluding purchases of products from NSI, in excess of $100,000 individually or $250,000 in the aggregate;

               (xv) disclosed any secret or confidential Intellectual Property (except by way of issuance of a patent or to professional advisors) or permitted to lapse or go abandoned any Intellectual Property (or any registration or grant thereof or any application relating thereto) to which, or under which, the Acquired Entity has any right, title, interest or license;

               (xvi)  made  any  express  or  deemed   election  or  settled  or
        compromised any Liability, with respect to Taxes of the Acquired Entity;

               (xvii) suffered any casualty loss or damage with respect to any of the Assets which in the aggregate have a replacement cost of more than $250,000, whether or not such loss or damage shall have been covered by insurance;

               (xviii)     suffered any Material Adverse Effect; or

               (xix) agreed, whether in writing or otherwise, to take any of the actions specified in this Section 3.10 or granted any options to purchase, rights of first refusal, rights of first offer or any other similar rights or commitments with respect to any of the actions specified in this Section 3.10, except as expressly contemplated by this Agreement.

               SECTION 3.11. Litigation. Except as set forth in Section 3.11 of the Disclosure Schedule (which, with respect to each Action disclosed therein, sets forth: the parties, nature of the proceeding, date and method commenced, amount of damages or other relief sought and, if applicable, paid or granted), there are no Actions by or against any Acquired Entity (or by or against the Stockholders or any Affiliate thereof and relating to any Acquired Entity ), or affecting any of the Assets, pending before any Governmental Authority (or, to the best knowledge of the Stockholders after due inquiry, threatened to be brought by or before any Governmental Authority). None of the matters disclosed in Section 3.11 of the Disclosure Schedule has or has had a Material Adverse Effect or could affect the legality, validity or enforceability of this Agreement or the consummation of the transactions contemplated hereby. Except as set forth in Section 3.11 of the Disclosure Schedule, none of the Assets of any Acquired Entity is subject to any Governmental Order (nor, to the best knowledge of the Stockholders after due inquiry, are there any such Governmental Orders threatened to be imposed by any Governmental Authority) which has or has had a Material Adverse Effect.

               SECTION 3.12 Compliance with Laws. Except as set forth in Section
3.12 of the Disclosure Schedule, each Acquired Entity has, at all times since its formation, conducted and continues to conduct its business in accordance with all Laws and Governmental Orders applicable to such Acquired Entity or any of the Assets or the Business, and such Acquired Entity is not in violation of any such Law or Governmental Order.

               SECTION 3.13. Environmental and Safety Matters. Except as disclosed in Section 3.13 of the Disclosure Schedule, each of the Acquired Entities is in compliance with all applicable Environmental Laws and with the provisions of all federal, state, local and foreign laws relating to pollution, protection of the environment or occupational safety and health applicable to it or to the Real Property or to the use, operation or occupancy thereof (collectively, the "Permits"). None of the Acquired Entities has engaged in any activity in material violation of any applicable Environmental Law or provision of any federal, state or local law relating to pollution, protection of the environment or occupational safety and health. None of the Acquired Entities have any material liability, absolute or contingent, under any applicable Environmental Law or federal, state or local law relating to pollution, protection of the environment or occupational safety and health.

               SECTION 3.14. Material Contracts. (a) the following contracts and agreements (including, without limitation, oral and informal arrangements) of each Acquired Entity (together with all contracts, agreements, leases and subleases concerning the management or operation of any Real Property (including, without limitation, brokerage contracts) described in Section 3.16 of this Agreement) to which such Acquired Entity is a party and all agreements relating to Intellectual Property described in Section 3.15 of this Agreement, are herein referred to as the "Material Contracts"):

               (i) each contract and agreement for the purchase of Inventory, spare parts, other materials or personal property with any supplier or for the furnishing of services to any Acquired Entity under the terms of which such Acquired Entity: (A) is likely to pay or otherwise give consideration of more than $250,000 in the aggregate during the calendar year ending December 31, 1998, (B) is likely to pay or otherwise give consideration of more than $500,000 in the aggregate over the remaining term of such contract or (C) cannot be canceled by the Acquired Entity without penalty or further payment and without more than 30 days' notice;

               (ii) each contract and agreement for the sale of Inventory or other personal property or for the furnishing of services by the Acquired Entity which: (A) is likely to involve consideration of more than $250,000 in the aggregate during the calendar year ending December 31, 1998, (B) is likely to involve consideration of more than $500,000 in the aggregate over the remaining term of the contract or (C) cannot be canceled by the Acquired Entity without penalty or further payment and without more than 30 days' notice;

               (iii) all broker, Distributor, dealer, manufacturer's representative, franchise, agency, sales promotion, market research, marketing consulting and advertising contracts and agreements to which any Acquired Entity is a party;

               (iv) all management contracts and contracts with independent contractors or consultants (or similar arrangements) to which any Acquired Entity is a party and which are not cancelable without penalty or further payment and without more than 30 days' notice;

               (v) all contracts and agreements relating to Indebtedness of any Acquired Entity ;

               (vi) all contracts and agreements with any Governmental Authority to which any Acquired Entity is a party;

               (vii) all contracts and agreements that limit or purport to limit the ability of any Acquired Entity to compete in any line of business or with any Person or in any geographic area or during any period of time;

               (viii) all contracts and agreements providing for benefits under any Plan of any Acquired Entity; and

               (ix) all other contracts and agreements whether or not made in the ordinary course of business, which are material to any Acquired Entity.

               For purposes of this Section 3.14 and Sections 3.15 and 3.16, the term "lease" shall include any and all leases, subleases, sale/leaseback agreements or similar arrangements.

               (b) Except as disclosed in Section 3.14(b) of the Disclosure Schedule, each Material Contract: (i) is valid and binding on the respective parties thereto and is in full force and effect and (ii) as a result of the consummation of the transactions contemplated by this Agreement, except to the extent that any consents set forth in Section 3.06 of the Disclosure Schedule are not obtained, shall not be terminated or result in a penalty or other adverse consequence. None of the Acquired Entities are in breach of, or default under, any Material Contract.

               (c) Except as disclosed in Section 3.14(c) of the Disclosure Schedule, no other party to any Material Contract is in breach thereof or default thereunder.

               (d) Except as disclosed in Section 3.14(d) of the Disclosure Schedule, there is no contract, agreement or other arrangement granting any Person any preferential right to purchase, other than in the ordinary course of business consistent with past practice, any of the properties or assets of any of the Acquired Entities.

               SECTION 3.15. Intellectual Property. (a) Except as otherwise described in Section 3.15(a)(i) of the Disclosure Schedule, in each case where a registration or patent or application for registration or patent is held by assignment, the assignment has been duly recorded with the State, national or foreign Trademark Office from which the original registration issued or before which the application for registration is pending. Except as disclosed in
Section 3.15(a)(ii) of the Disclosure Schedule, to the best of the Stockholders' knowledge the rights of the Acquired Entities in or to such Intellectual Property do not conflict with or infringe on the rights of any other Person, and neither the Stockholders nor any of the Acquired Entities have received any claim or written notice from any Person, to such effect.

               (b)  Except as  disclosed  in Section  3.15(b) of the  Disclosure
Schedule: (i) all the Owned Intellectual Property is owned by the Acquired Entities free and clear of any Encumbrance and (ii) no Actions have been made or asserted or are pending (nor, to the best knowledge of the Stockholders after due inquiry, has any such Action been threatened) against the Acquired Entities either (A) based upon or challenging or seeking to deny or restrict the use by such Acquired Entities of any of the Owned Intellectual Property or (B) alleging that any services provided, or products manufactured or sold by the Acquired Entities are being provided, manufactured or sold in violation of any patents or trademarks, or any other rights of any Person. To the best knowledge of the Stockholders after due inquiry, no Person is using any patents, copyrights, trademarks, service marks, trade names, trade secrets or similar property that are confusingly similar to the Owned Intellectual Property or that infringe upon the Owned Intellectual Property or upon the rights of the Acquired Entities therein. Except as disclosed in Section 3.15(b) of the Disclosure Schedule, neither the Stockholders nor the Acquired Entities have granted any license or other right to any other Person with respect to the Owned Intellectual Property. The consummation of the transactions contemplated by this Agreement will not result in the termination or impairment of any of the Owned Intellectual Property.

               (c) With respect to all Licensed Intellectual Property and Owned Intellectual Property, the registered user provisions of all nations requiring such registrations have been complied with.

               (d) The Stockholders have all the licenses and sublicenses for Licensed Intellectual Property used in the operation of the Business and any and all ancillary documents pertaining thereto (including, but not limited to, all amendments, consents and evidence of commencement dates and expiration dates). With respect to each of such licenses and sublicenses:

               (i) such license or sublicense, together with all ancillary documents referenced in the first sentence of this Section 3.15(d), is valid and binding and in full force and effect and represents the entire agreement between the respective licensor and licensee with respect to the subject matter of such license or sublicense;

               (ii) except as otherwise set forth in Section 3.15(d)(ii) of the Disclosure Schedule, such license or sublicense will not cease to be valid and binding and in full force and effect on terms identical to those currently in effect as a result of the consummation of the transactions contemplated by this Agreement, nor will the consummation of the transactions contemplated by this Agreement constitute a breach or default under such license or sublicense or otherwise give the licensor or sublicensor a right to terminate such license or sublicense;

               (iii) except as otherwise disclosed in Section 3.15(d)(iii) of the Disclosure Schedule, with respect to each such license or sublicense: (A) neither the Stockholders nor any Acquired Entity has received any notice of termination or cancellation under such license or sublicense and no licensor or sublicensor has any right of termination or cancellation under such license or sublicense except in connection with the default of an Acquired Entity thereunder, (B) neither the Stockholders nor any Acquired Entity has received any notice of a breach or default under such license or sublicense, which breach or default has not been cured, and (C) neither the Stockholders nor any Acquired Entity has granted to any other Person any rights, adverse or otherwise, under such license or sublicense;

               (iv) neither the Stockholders nor any Acquired Entity, nor (to the best knowledge of the Stockholders after due inquiry) any other party to such license or sublicense is in breach or default in any material respect, and, to the best knowledge of the Stockholders after due inquiry, no event has occurred that, with notice or lapse of time would constitute such a breach or default or permit termination, modification or acceleration under such license or sublicense;

               (v) no Actions have been made or asserted or are pending (nor, to the best knowledge of the Stockholders after due inquiry, has any such Action been threatened) against any Acquired Entity either (A) based upon or challenging or seeking to deny or restrict the use by such Acquired Entity of any of the Licensed Intellectual Property or (B) alleging that any Licensed Intellectual Property is being licensed, sublicensed or used in violation of any patents or trademarks, or any other rights of any Person; and

               (vi) to the best knowledge of the Stockholders after due inquiry, no Person is using any patents, copyrights, trademarks, service marks, trade names, trade secrets or similar property that are confusingly similar to the Licensed Intellectual Property or that infringe upon the Licensed Intellectual Property or upon the rights of any Acquired Entity therein.

               (e) Except as set forth in Section 3.15(e) of the Disclosure Schedule, the Stockholders are not aware of any reason that would prevent any pending applications to register trademarks, service marks or copyrights or any pending patent applications from being granted.

               (f) The Intellectual Property described in this Section 3.15 of this Agreement constitutes all the Intellectual Property used or held or intended to be used by any Acquired Entity or forming a part of, used, held or intended to be used in, and all such Intellectual Property necessary in the conduct of, the Business of the Acquired Entities and there are no other items of Intellectual Property that are material to any Acquired Entity.

               SECTION 3.16. Real Property. (a) Section 3.16(a)(i) of the Disclosure Schedule lists: the street address of each parcel of Owned Real Property. Section 3.16(a)(ii) of the

Disclosure Schedule lists the street address of each parcel of Leased Real Property, the identity of the lessor and lessee thereof and the lease agreement applicable thereto.

               (b) Except as described in Section 3.16(b) of the Disclosure Schedule, there is no material violation of any Law (including, without limitation, any building, planning or zoning law) relating to any of the Real Property. The Acquired Entities are in peaceful and undisturbed possession of each parcel of Real Property and there are no contractual or legal restrictions that preclude or restrict the ability to use the premises for the purposes for which they are currently being used. All existing water, sewer, steam, gas, electricity, telephone and other utilities required for the construction, use, occupancy, operation and maintenance of the Real Property are adequate for the conduct of the business of the Acquired Entities as it has been and currently is conducted. There are no material latent defects or material adverse physical conditions affecting the Real Property or any of the facilities, buildings, structures, erections, improvements, fixtures, fixed assets and personalty of a permanent nature annexed, affixed or attached to, located on or forming part of the Real Property.

               (c) The Stockholders have, or have caused to be, delivered to NSAP true and complete copies of all leases and subleases listed in Section 3.16(a)(ii) of the Disclosure Schedule and any and all ancillary documents pertaining thereto (including, but not limited to, all amendments, consents for alterations and documents recording variations and evidence of commencement dates and expiration dates). With respect to each of such leases and subleases:

               (i) such lease or sublease is legal, valid, binding, enforceable and in full force and effect and represents the entire agreement between the respective landlord and tenant with respect to such property;

               (ii) except as otherwise set forth in Section 3.16(c) of the Disclosure Schedule, such lease or sublease will not cease to be legal, valid, binding, enforceable and in full force and effect on terms identical to those currently in effect as a result of the consummation of the transactions contemplated by this Agreement, nor will the consummation of the transactions contemplated by this Agreement constitute a breach or default under such lease or sublease or otherwise give the landlord a right to terminate such lease or sublease; and

               (iii) none of the Acquired Entities nor (to the best knowledge of the Stockholders) any other party to such lease or sublease, is in breach or default in any material respect, and, to the best knowledge of the Stockholders, no event has occurred that, with notice or lapse of time would constitute such a breach or default or permit termination, modification or acceleration under such lease or sublease.

               (d) There are no condemnation proceedings or eminent domain proceedings of any kind pending or, to the best knowledge of the Stockholders, threatened against the Real Property of the Acquired Entities.

               (e) All the Real Property of the Acquired Entities is occupied under a valid and current certificate of occupancy or similar permit, the transactions contemplated by this Agreement will not require the issuance of any new or amended certificate of occupancy and, to the best knowledge of the Stockholders, there are no facts that would prevent the Real Property from being occupied by the Acquired Entities after the Closing in the same manner as occupied by the Acquired Entities immediately prior to the Closing.

               (f) All improvements on the Real Property constructed by or on behalf of the Acquired Entities, or to the best knowledge of the Stockholders, constructed by or on behalf of any other Person were constructed in compliance with all applicable Laws (including, but not limited to, any building, planning or zoning Laws) affecting such Real Property.

               (g) No improvements on the Real Property and none of the current uses and conditions thereof violate any applicable deed restrictions or other applicable covenants, restrictions, agreements, existing site plan approvals, zoning or subdivision regulations or urban redevelopment plans as modified by any duly issued variances, and no permits, licenses or certificates pertaining to the ownership or operation of all improvements on the Real Property, other than those which are transferable with the Real Property, are required by any Governmental Authority having jurisdiction over the Real Property.

               (h) The Acquired Entities have the full right to exercise any renewal options contained in the leases and subleases pertaining to the Leased Real Property on the terms and conditions contained therein and upon due exercise would be entitled to enjoy the use of each Leased Real Property for the full term of such renewal options.

               SECTION 3.17. Tangible Personal Property. (a) The Stockholders have, or have caused to be, delivered to NSAP true and complete copies of all leases and subleases for machinery, equipment, tools, supplies, furniture, fixtures, personalty, vehicles, rolling stock and other tangible personal property (the "Tangible Personal Property") used by the Acquired Entities or owned or leased by the Acquired Entities and any and all material ancillary documents pertaining thereto (including, but not limited to, all amendments, consents and evidence of commencement dates and expiration dates). With respect to each of such leases and subleases:

               (i) such lease or sublease, together with all ancillary documents delivered pursuant to the first sentence of this Section 3.17, is legal, valid, binding, enforceable and in full force and effect and represents the entire agreement between the respective lessor and lessee with respect to such property;

               (ii) except as set forth in Section 3.17 of the Disclosure Schedule, such lease or sublease will not cease to be legal, valid, binding, enforceable and in full force and effect on terms identical to those currently in effect as a result of the consummation of the transactions contemplated by this Agreement, nor will the consummation of the transactions contemplated by this Agreement constitute a breach or default under such lease or sublease or otherwise give the lessor a right to terminate such lease or sublease; and

               (iii) none of the Acquired Entities nor (to the best knowledge of the Stockholders) any other party to such lease or sublease, is in breach or default in any material respect, and, to the best knowledge of the Stockholders, no event has occurred that, with notice or lapse of time would constitute such a breach or default or permit termination, modification or acceleration under such lease or sublease.

               (b) The Acquired Entities have the full right to exercise any renewal options contained in the leases and subleases pertaining to the Tangible Personal Property on the terms and conditions contained therein and upon due exercise would be entitled to enjoy the use of each item of leased Tangible Personal Property for the full term of such renewal options.

               SECTION 3.18. Assets. (a) Except as disclosed in Section 3.18 of the Disclosure Schedule, the Acquired Entities own, lease or have the legal right to use all the properties and assets, including, without limitation, the Owned Intellectual Property, the Licensed Intellectual Property, the Real Property and the Tangible Personal Property, used or intended to be used in the conduct of the respective businesses of the Acquired Entities or otherwise owned, leased or used by the Acquired Entities and, with respect to contract rights, are parties to and enjoy the right to the benefits of all contracts, agreements and other arrangements used or intended to be used by such Acquired Entities in or relating to the conduct of their respective businesses (all such properties, assets and contract rights being the "Assets"). The Acquired
Entities have good and marketable title to, or, in the case of leased or subleased Assets, valid and subsisting leasehold interests in, all the Assets, free and clear of all Encumbrances, except (i) as disclosed in Section 3.13, 3.14, 3.15, 3.16 or 3.17 of the Disclosure Schedule and (ii) Permitted Encumbrances.

               (b) The Assets constitute all the properties, assets and rights forming a part of, used, held or intended to be used in, and all such properties, assets and rights as are necessary in the conduct of, the Businesses of the Acquired Entities. At all times since the Reference Balance Sheet Date, the Acquired Entities have caused the Assets to be maintained in accordance with good business practice, and all the Assets are in good operating condition and repair and are suitable for the purposes for which they are used and intended.

               (c) Following the consummation of the transactions contemplated by this Agreement, the Acquired Entities will continue to own, pursuant to good and marketable title, or lease, under valid and subsisting leases, or otherwise retain its respective interest in the

Assets without incurring any penalty or other adverse consequence, including, without limitation, any increase in rentals, royalties, or licenses or other fees imposed as a result of, or arising from, the consummation of the transactions contemplated by this Agreement. Immediately following the Closing, the Acquired Entities shall own and possess all documents, books, records, agreements and financial data of any sort used by them in the conduct of their business or otherwise.

               SECTION 3.19. Suppliers. Listed in Section 3.19 of the Disclosure Schedule are the names and addresses of all the third party suppliers from which the Acquired Entities ordered raw materials, supplies, merchandise and other goods for the Acquired Entities. Except as disclosed in Section 3.19 of the Disclosure Schedule, neither the Stockholders nor the Acquired Entities has received any notice or has any reason to believe that any such supplier will not sell raw materials, supplies, merchandise and other goods to the Acquired Entities at any time after the Closing Date on terms and conditions substantially similar to those used in its current sales to the Acquired Entities subject only to general and customary price increases.

               SECTION 3.20.  Employee  Benefit  Matters.  (a)  Compliance  with
Applicable Law. Each of (i) the employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended
("ERISA") and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, termination, severance or other contracts or agreements, whether legally enforceable or not, to which any Acquired Entity is a party, with respect to which any Acquired Entity has any obligation or which are maintained, contributed to or sponsored by any Acquired Entity for the benefit of any current or former employee, officer or director of any Acquired Entity, (ii) each employee benefit plan for which any Acquired Entity could incur liability under Section 4069 of ERISA in the event such plan has been or were to be terminated, (iii) any plan in respect of which any Acquired Entity could incur liability under Section 4212(c) of ERISA and (iv) any contracts, arrangements or understandings between the Stockholders or any of the Acquired Entities and any employee of any Acquired Entity, including, without limitation, any contracts, arrangements or understandings relating to the sale of any Acquired Entity (collectively, the "Plans") is now and always has been operated in all material respects in accordance with the requirements of all applicable Law, including, without limitation, ERISA and the Code, and all persons who participate in the operation of such Plans and all Plan "fiduciaries" (within the meaning of Section 3(21) of ERISA) have always acted in all material respects in accordance with the provisions of all applicable Law, including, without limitation, ERISA and the Code. The Acquired Entities have performed all obligations required to be performed by them under, are not in any respect in default under or in violation of, and have no knowledge of any default or violation by any party to, any Plan. No legal action, suit or claim is pending or threatened with respect to any Plan (other than claims for benefits in the ordinary course) and no fact or event exists that could give rise to any such action, suit or claim.

               (b) Qualification of Certain Plans. Each Plan which is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code has received a favorable determination letter from the IRS that it is so qualified and each trust established in connection with any Plan which is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that it is so exempt, and, to the knowledge of each Acquired Entity, no fact or event has occurred since the date of such determination letter from the IRS to adversely affect the qualified status of any such Plan or the exempt status of any such trust. Each trust maintained or contributed to by any Acquired Entity which is intended to be qualified as a voluntary employees' beneficiary association and which is intended to be exempt from federal income taxation under Section 501(c)(9) of the Code has received a favorable determination letter from the IRS that it is so qualified and so exempt, and no fact or event has occurred since the date of such determination by the IRS to adversely affect such qualified or exempt status.

               (c) Plan Contributions and Funding. All contributions, premiums or payments required to be made with respect to any Plan have been made on or before their due dates. All such contributions have been fully deducted for income tax purposes and no such deduction has been challenged or disallowed by any government entity and, to the knowledge of each Acquired Entity, no fact or event exists which could give rise to any such challenge or disallowance. No Acquired Entity maintains or contributes to nor has it ever maintained or contributed to a Plan which is subject to Title IV of ERISA.

               (d) Americans With Disability Act. Except as set forth in Section 3.20(d) of the Disclosure Schedule, the Acquired Entities are, where applicable, in compliance with the requirements of the Americans With Disabilities Act.

               (e) WARN Act. The Acquired Entities are, where applicable, in compliance with the requirements of the Workers Adjustment and Retraining Notification Act ("WARN") and have no liabilities pursuant to WARN.

               (f) Foreign Plans. With respect to any scheme or arrangement mandated by a government other than the United States (a "Foreign Government Scheme or Arrangement") and with respect to each Plan that is not subject to United States law (a "Foreign Plan"):

               (i) any employer and employee contributions required by law or by the terms of any Foreign Government Scheme or Arrangement or any Foreign Plan have been made, or, if applicable, accrued, in accordance with the country-specific accounting practices;

               (ii) the fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the date hereof, with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to such Foreign Plan; and

               (iii) each Foreign Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities.

               SECTION 3.21. Labor Matters. Except as set forth in Section 3.21 of the Disclosure Schedule, (a) the Acquired Entities are currently, and have at all times since their formation been, in compliance with all applicable Laws relating to the employment of labor, including those related to wages, hours, collective bargaining and the payment and withholding of taxes and other sums as required by the appropriate Governmental Authority and have withheld and paid to the appropriate Governmental Authority or are holding for payment not yet due to such Governmental Authority all amounts required to be withheld from employees of the Acquired Entities and are not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing; (b) the Acquired Entities have paid in full to all their respective employees or adequately accrued for in accordance with U.S. GAAP all wages, salaries, commissions, bonuses, benefits and other compensation due to or on behalf of such employees; (c) there is no claim with respect to payment of wages, salary or overtime pay that has been asserted or is now pending or threatened before any Governmental Authority with respect to any Persons currently or formerly employed by any Acquired Entity; (d) there is no charge or proceeding with respect to a violation of any occupational safety or health standards that has been asserted or is now pending or threatened with respect to any Acquired Entity; (e) there is no charge of discrimination in employment or employment practices, for any reason, including, without limitation, age, gender, race, religion or other legally protected category, which has been asserted or is now pending or threatened before the United States Equal Employment Opportunity Commission, or any other Governmental Authority in any jurisdiction in which any Acquired Entity has employed or currently employs any Person; and (f) to the best knowledge of the Stockholders and the Acquired Entities no basis exists for asserting any claims pursuant to subsections (a) - (e) above..

               SECTION 3.22. Taxes (a) (i) All returns and reports in respect of Taxes required to be filed with respect to the Acquired Entities have been timely filed; (ii) all Taxes required to be shown on such returns and reports or otherwise due have been timely paid; (iii) all such returns and reports (insofar as they relate to the activities or income of the Acquired Entities) are true, correct and complete in all material respects; (iv) no adjustment relating to such returns has been proposed formally or informally by any Tax authority and, to the best knowledge of the Stockholders and the Acquired Entities, no basis exists for any such adjustment; (v) there are no pending or, to the best knowledge of the Stockholders, threatened actions or proceedings for the assessment or collection of Taxes against the Acquired Entities or; (vi) no consent under Section 341(f) of the Code has been filed with respect to the Acquired Entities; (vii) there are no

Tax liens on any assets of the Acquired Entities; (viii) neither the Stockholders nor any Affiliate of the Stockholders is a party to any agreement or arrangement that would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code; (ix) no acceleration of the vesting schedule for any property that is substantially unvested within the meaning of the regulations under Section 83 of the Code will occur in connection with the transactions contemplated by this Agreement; (x) no Acquired Entity has been at any time a member of any partnership or joint venture or the holder of a beneficial interest in any trust for any period for which the statute of limitations for any Tax has not expired;
(xii) no Acquired Entity has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code; and (xiii) no Acquired Entity is subject to any accumulated earnings tax penalty or personal holding company tax.

        (b) Except as disclosed with reasonable specificity in Section 3.22 of the Disclosure Schedule: (i) there are no outstanding waivers or agreements extending the statute of limitations for any period with respect to any Tax to which any Acquired Entity may be subject; (ii) no Acquired Entity (A) has or is projected to have an amount includible in its income for the current taxable year under Section 951 of the Code, (B) has been a passive foreign investment company within the meaning of Section 1296 of the Code, (C) has an unrecaptured overall foreign loss within the meaning of Section 904(f) of the Code or (D) has participated in or cooperated with an international boycott within the meaning of Section 999 of the Code; (iii) no Acquired Entity has any (A) income reportable for a period ending after the Closing Date but attributable to a transaction (e.g., an installment sale) occurring in or a change in accounting method made for a period ending on or prior to the Closing Date which resulted in a deferred reporting of income from such transaction or from such change in accounting method (other than a deferred intercompany transaction), or (B) deferred gain or loss arising out of any deferred intercompany transaction; (iv) there are no requests for information currently outstanding that could affect the Taxes of any Acquired Entity; (v) there are no proposed reassessments of any property owned by any Acquired Entity or other proposals that could increase the amount of any Tax to which any Acquired Entity would be subject; (vi) no Acquired Entity is obligated under any agreement with respect to industrial development bonds or similar obligations, with respect to which the excludibility from gross income of the holder for federal income tax purposes could be affected by the transactions contemplated hereunder; and (vii) no power of attorney that is currently in force has been granted with respect to any matter relating to Taxes that could affect any Acquired Entity.

               (c) For purposes of determining whether the conditions to Closing have been satisfied (but not for purposes of the Stockholders' indemnification of NSAP pursuant to Section 10.01(a)), the representations in Section 3.22(a) shall apply only with respect to items which could have a Material Adverse Effect on the Acquired Entities.

               (d) On the Reference Balance Sheet, reserves and allowances have been provided, and on the Closing Balance Sheet reserves and allowances will be provided, in each case adequate to satisfy all Liabilities for Taxes relating to the Acquired Entities for periods through the Closing Date (without regard to the materiality thereof).

               SECTION 3.23. Insurance. (a) With respect to each insurance policy (including policies providing property, casualty, liability, workers' compensation, and bond and surety arrangements) under which the Acquired Entities have been an insured, a named insured or otherwise the principal beneficiary of coverage at any time within the past 12 months): (i) the policy is legal, valid, binding and enforceable in accordance with its terms and, except for policies that have expired under their terms in the ordinary course, is in full force and effect; (ii) no Acquired Entity is in breach or default (including any breach or default with respect to the payment of premiums or the giving of notice), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default under the policy; and (iii) no party to the policy has repudiated, or given notice of an intent to repudiate, any provision thereof.

        (b) No insurance policy covering the Acquired Entities will cease to be legal, valid, binding, enforceable in accordance with its terms and in full force and effect on terms identical to those in effect as of the date hereof as a result of the consummation of the transactions contemplated by this Agreement.

               SECTION 3.24. Nu Skin USA Intercompany Agreements. The intercompany agreements entered into between NSI and Nu Skin USA are in full force and effect, are similar in form to those intercompany agreements described in Section 5.09 of this Agreement and provide, among other things, that Nu Skin USA has the right to sell Nu Skin personal care and nutritional products in the United States.

               SECTION 3.25. Full Disclosure. (a) The Stockholders are not aware of any facts pertaining to any of the Acquired Entities which are reasonably likely to have a Material Adverse Effect on any of the Acquired Entities and which have not been disclosed in this Agreement, the Disclosure Schedule or the Financial Statements.

        (b) No representation or warranty of the Stockholders in this Agreement, nor any statement or certificate furnished or to be furnished to NSAP pursuant to this Agreement, or in connection with the transactions contemplated by this Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

               SECTION 3.26. Brokers. Except for Donaldson, Lufkin & Jenrette and Merrill Lynch & Co., no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Stockholders.

               SECTION 3.27. Securities Laws. The Stockholders acknowledge that the Preferred Shares have not been registered under the Securities Act of 1933, as amended (the "Act"), and cannot be resold unless they are registered under the Act or unless an exemption from registration is available. The Stockholders are acquiring the Preferred Shares for themselves for investment purposes only and not with a view toward distribution.


                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF NSAP

               As  an  inducement  to  the   Stockholders  to  enter  into  this
Agreement, NSAP hereby represents and warrants to the Stockholders as follows:

               SECTION 4.01. Organization and Authority of NSAP; Series A Preferred Stock Issuance. NSAP is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by NSAP, the performance by NSAP of its obligations hereunder and the consummation by NSAP of the transactions contemplated hereby have been duly authorized by all requisite action on the part of NSAP. This Agreement has been duly executed and delivered by NSAP, and (assuming due authorization, execution and delivery by the Stockholders) this Agreement constitutes a legal, valid and binding obligation of NSAP enforceable against NSAP in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought. The Series A Cumulative Preferred Stock has been duly authorized and when the Series A Preferred Shares are duly executed and delivered in accordance with this Agreement, such Series A Preferred Shares will have been validly issued, fully paid and nonassessable and all corporate action required to be taken for the authorization, issuance and delivery of such Series A Preferred Shares has been, or by the Closing will have been taken. Upon conversion of the Series A Preferred Shares, if applicable, in accordance with and subject to the terms of the Certificate of Designation, the Nu Skin Common Stock issued to the Stockholders will be duly and validly issued, fully paid and nonassessable, free and clear of all Encumbrances, except as provided for in this Agreement or in the Certificate of Designation.

               SECTION 4.02. No Conflict. Assuming compliance with the notification requirements of the HSR Act and the making and obtaining of all filings, notifications, consents, approvals, authorizations and other actions referred to in Section 4.03, except as may result from any facts or circumstances relating solely to the Stockholders, the execution, delivery and performance of this Agreement by NSAP do not and will not (a) violate, conflict with or result in the breach of any provision of the Certificate of Incorporation or By-laws of NSAP, (b) conflict with or violate any Law or Governmental Order applicable to NSAP or (c) conflict with, or result in any breach of, constitute a default (or event which with the giving of notice or lapse or time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation, or cancellation of, or result in the creation of any Encumbrance on any of the assets or properties of NSAP pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which NSAP is a party or by which any of such assets or properties are bound or affected which would have a material adverse effect on the ability of NSAP to consummate the transactions contemplated by this Agreement.

               SECTION 4.03. Governmental Consents and Approvals. The execution, delivery and performance of this Agreement by NSAP do not require any consent, approval, authorization or other order of, action by, filing with, or notification to, any Governmental Authority, except (a) as described in a writing given to the Stockholders by NSAP on the date of this Agreement and (b) the notification requirements of the HSR Act.

               SECTION 4.04. Investment Purpose. NSAP is acquiring the Nu Skin Shares solely for the purpose of investment and not with a view to, or for offer or sale in connection with, any distribution thereof.

               SECTION 4.05. Litigation. Except as disclosed in a writing given to the Stockholders by NSAP on the date of this Agreement, no claim, action, proceeding or investigation is pending or, to the best knowledge of NSAP, threatened, which seeks to delay or prevent the consummation of, or which would be reasonably likely to materially adversely affect NSAP's ability to consummate, the transactions contemplated by this Agreement.

               SECTION 4.06. Absence of Certain Changes. Except as reported in NSAP's forms, reports, statements and other documents required to be filed with
(i) the Securities Exchange Commission including, without limitation, (A) all Annual Reports on Form 10-K, (B) all Quarterly Reports on Form 10-Q, (C) all proxy statements relating to meetings of the stockholders, (D) all Current Reports on Form 8-K, (E) all other reports and registration statements and (F) all amendments to all such reports and registration statements and (ii) all forms, reports, statements and other documents required to be filed with any other applicable federal or state regulatory authorities, NSAP is not aware of any facts pertaining to NSAP which are reasonably likely to have a Material Adverse Effect on NSAP.

               SECTION 4.07. Opinion of Financial Advisor to Special Committee. The Special Committee of the Board of Directors of NSAP has received an opinion from its financial advisor, Donaldson, Lufkin & Jenrette, dated the date of this Agreement, to the effect that, as of such date, the consideration to be paid by NSAP for the Nu Skin Shares is fair to NSAP from a financial point of view.

               SECTION 4.08. Brokers. Except for Donaldson, Lufkin & Jenrette and Merrill Lynch & Co., no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of NSAP. NSAP shall be solely responsible for payment of the fees and expenses of Donaldson, Lufkin & Jenrette and Merrill Lynch & Co.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

               SECTION 5.01. Conduct of Business Prior to the Closing. (a) The Stockholders covenant and agree that, except as described in Section 5.01(a) of the Disclosure Schedule, between the date hereof and the time of the Closing, they shall cause the Acquired Entities to conduct their businesses in the ordinary course and consistent with such Acquired Entities' prior practices. Without limiting the generality of the foregoing, except as described in Section 5.01(a) of the Disclosure Schedule, the Stockholders shall cause the Acquired Entities to (i) continue their advertising and promotional activities, and pricing and purchasing policies, in accordance with past practice; (ii) use their best efforts to (A) preserve intact their business organizations, (B) keep available to NSAP the services of the employees of the Acquired Entities, (C) continue in full force and effect without material modification all existing policies or binders of insurance currently maintained in respect of the Acquired Entities and (D) preserve their current relationships with their Distributors, suppliers and other persons with which they have significant business relationships; and (iii) not engage in any practice, take any action, fail to take any action or enter into any transaction which could cause any representation or warranty of the Stockholders to be untrue or result in a breach of any covenant made by the Stockholders in this Agreement.

               (b) Except as described in Section 5.01(b) of the Disclosure Schedule, the Stockholders covenant and agree that, prior to the Closing, without the prior written consent of NSAP, none of the Acquired Entities will do any of the things enumerated in the second sentence of Section 3.10 (including, without limitation, clauses (i) through (xviii) thereof).

               (c) For the period from the date hereof through the time of the Closing, the Stockholders covenant and agree to cause the Acquired Entities to maintain the level, mix and quality of the Inventories consistent with those generally maintained by the Acquired Entities prior to the date hereof.

               SECTION 5.02. Confidentiality. The Stockholders agree to, and shall cause their agents, representatives and Affiliates to: (i) treat and hold as confidential (and not disclose or provide access to any Person to) all information relating to trade secrets (including, but not limited to, information relating to the Nu Skin Global Compensation Plan), processes, patent and trademark applications, product development, price, Distributor and supplier lists, pricing and marketing plans, policies and strategies, operations methods, product development techniques, business acquisition plans, new personnel acquisition plans and all other confidential information with respect to the Acquired Entities, (ii) in the event that the Stockholders or any such agent, representative, Affiliate, employee, officer or director becomes legally compelled to disclose any such information, provide NSAP with prompt written notice of such requirement so that NSAP or the Acquired Entities may seek a protective order or other remedy or waive compliance with this Section 5.02 and
(iii) in the event that such protective order or other remedy is not obtained, or NSAP waives compliance with this Section 5.02 furnish only that portion of such confidential information which is legally required to be provided and exercise its best efforts to obtain assurances that confidential treatment will be accorded such information. The Stockholders agree and acknowledge that remedies at law for any breach of their obligations under this Section 5.02 are inadequate and that in addition thereto NSAP shall be entitled to seek equitable relief, including injunction and specific performance, in the event of any such breach.

               SECTION 5.03. Regulatory and Other Authorizations; Notices and Consents. (a) The Stockholders shall use their best efforts to obtain (or cause the Acquired Entities to obtain) all authorizations, consents, orders and approvals of all Governmental Authorities and officials that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement and will cooperate fully with NSAP in promptly seeking to obtain all such authorizations, consents, orders and approvals. Each party hereto agrees to make an appropriate filing, if necessary, pursuant to the HSR Act with respect to the transactions contemplated by this Agreement within five Business Days of the date hereof and to supply as promptly as practicable to the appropriate Governmental Authorities any additional information and documentary material that may be requested pursuant to the HSR Act.

               (b) The Stockholders shall or shall cause the Acquired Entities to give promptly such notices to third parties and use their best efforts to obtain such third party consents and estoppel certificates as NSAP may in its sole and absolute discretion deem necessary or desirable in connection with the transactions contemplated by this Agreement.

               (c) NSAP shall cooperate and use all reasonable efforts to assist the Stockholders in giving such notices and obtaining such consents and estoppel certificates; provided, however, that NSAP shall have no obligation to give any guarantee or other consideration of any nature in connection with any such notice, consent or estoppel certificate or to consent to any change in the terms of any agreement or arrangement which NSAP in its sole and absolute discretion may deem adverse to the interests of NSAP or the Acquired Entities.

               (d) The Stockholders know of no reason why all the consents, approvals and authorizations necessary for the consummation of the transactions contemplated hereby will not be received.

               (e) The Stockholders and NSAP agree that, in the event any consent, approval or authorization necessary or desirable to preserve for the Acquired Entities any right or benefit under any lease, license, contract, commitment or other agreement or arrangement to which any Acquired Entity is a party is not obtained prior to the Closing, the Stockholders will, subsequent to the Closing, cooperate with NSAP and such Acquired Entity in attempting to obtain such consent, approval or authorization as promptly thereafter as practicable. If such consent, approval or authorization cannot be obtained, the Stockholders shall use their best efforts to provide the Acquired Entity with the rights and benefits of the affected lease, license, contract, commitment or other agreement or arrangement for the term of such lease, license, contract or other agreement or arrangement, and, if the Stockholders provide such rights and benefits, the Acquired Entity shall assume the obligations and burdens thereunder.

               SECTION 5.04. Use of Intellectual Property. The Stockholders acknowledge that from and after the Closing, the names "Nu Skin", "Interior Design Nutritional", "IDN", all product names incorporating or relying on the foregoing names and all similar or related names, marks and logos (all of such names, marks and logos being the "Nu Skin Names") shall be owned by NSI, that neither the Stockholders nor any of their Affiliates shall have any rights in the Nu Skin Names, except for those provided in the trademark/trade name licensing agreements currently in place between NSI and Nu Skin Guatemala, Inc., Nu Skin Guatemala, S.A., Nu Skin Mexico, Inc., Nu Skin Mexico S.A. de C.V., Nu Skin Puerto Rico, Inc., Nu Skin Canada, Inc. and Nu Skin USA, and that neither the Stockholders nor any of its Affiliates will contest the ownership or validity of any rights of NSAP or the Acquired Entities in or to the Nu Skin Names.

               SECTION 5.05. Release of Indemnity Obligations. The Stockholders covenant and agree, on or prior to the Closing, to execute and deliver to the Acquired Entities, for the benefit of the Acquired Entities, a general release and discharge, substantially in the form of Exhibit C attached hereto, releasing and discharging the Acquired Entities from any and all obligations, excluding those set forth in Section 5.05 of the Disclosure Schedule, to indemnify the Stockholders or otherwise hold it harmless pursuant to any agreement or other arrangement entered into prior to the Closing.

               SECTION 5.06. No Actions Inconsistent with Tax Free Status. NSAP and the Stockholders will not take any action with respect to the capital stock, assets or liabilities of the Acquired Entities or with respect to the Series A Preferred Shares that would cause the Stock Acquisitions to fail to qualify as exchanges under Section 351 of the Code. NSAP agrees to deliver to Price Waterhouse L.L.P. effective as of the Closing Date, a certificate substantially in compliance with IRS published guidelines advance ruling guidelines, with customary exceptions and modifications thereto, to enable such firm to deliver the opinion contemplated by Section 7.01 hereof.

               SECTION 5.07. Negotiations to Acquire Retained Entities. After the Closing, if NSAP's Board of Directors decides that it is interested in acquiring the Retained Entities, the parties agree to engage in good faith negotiations to determine a fair purchase price for the Retained Entities. If the parties are unable to agree upon the purchase price for the Retained Entities, neither party will be obligated to consummate the sale.

               SECTION 5.08. Modification of Stockholders' Salaries. The Stockholders agree that from and after the Closing, the salaries received by the Stockholders for services rendered by them to the Acquired Entities will be (i) modified to be commensurate with their duties, (ii) in the aggregate of a size commensurate with those previously agreed to by the parties to this Agreement and (iii) equivalent to those paid by public companies of similar size, and operating in the same industry, as NSAP and the Acquired Entities.

               SECTION 5.09. Intercompany Agreements. Prior to the Closing the Stockholders shall cause NSI to enter into new intercompany agreements (including distribution agreements, trademark/trade name license agreements, licensing and sales agreements and management services agreements) with the Retained Entities on terms and conditions substantially similar to those currently in place between NSI and the subsidiaries of NSAP.

               SECTION 5.10. Further Action. Each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable under applicable Law, and execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and consummate and make effective the transactions contemplated by this Agreement.

               SECTION 5.11. Non-Competition. (a) Except as contemplated by this Agreement and the Intercompany Agreements and except as set forth in Section
5.11 of the Disclosure Schedule, for a period of five (5) years after the Closing (the "Restricted Period"), the Stockholders shall not engage, directly or indirectly, in any business anywhere in the world that is engaged in multi-level marketing or direct sales or manufactures, produces or supplies products of the kind manufactured, produced or supplied by the Company or the Acquired Entities as of the Closing Date or, without the prior written consent of the Company, directly or indirectly, own an interest in, manage, operate, join, control, lend money or render financial or other assistance to or participate in or be connected with, as an officer, employee, partner, stockholder, consultant or otherwise, any Person that competes with the Company or the Acquired Entities for distributors to engage in multi-level marketing or direct sales or in manufacturing, producing or supplying products of the kind manufactured, produced or supplied by the Company or the Acquired Entities as of the Closing; provided, however, that, for the purposes of this Section 5.11, ownership of securities of any competitor which are listed on any national securities exchange or traded actively in the national over-the-counter market shall not be deemed to be in violation of this Section 5.11 so long as the Person owning such securities has no other connection or relationship with such competitor.

               (b) As a separate and independent covenant, the Stockholders agree with the Company that, for a period of five (5) years following the Closing, except as contemplated by this Agreement and the Intercompany Agreements, the Stockholders will not in any way, directly or indirectly, for the purpose of conducting or engaging in any multi-level marketing or direct sales business or business that manufactures, produces or supplies products of the kind manufactured, produced or supplied by the Company or the Acquired Entities as of the Closing, call upon, solicit, advise or otherwise do, or attempt to do, business with any Distributors of the Company or the Acquired Entities, or take away or interfere or attempt to interfere with any custom, trade, business or patronage of the Company or the Acquired Entities, or interfere with or attempt to interfere with any officers, assistant manager level or higher employees, representatives or agents of the Company or the Acquired Entities, or induce or attempt to induce any of them to leave the employ of the Company or the Acquired Entities or violate the terms of their contracts, or any employment arrangements, with the Company or the Acquired Entities.

               (c) The Restricted Period shall be extended by the length of any period during which the Stockholders are in breach of the terms of this Section 5.11.

               (d) The Stockholders acknowledge that the covenants of the Stockholders set forth in this Section 5.11 are an essential element of this Agreement and that, but for the agreement of the Stockholders to comply with these covenants, the Company would not have entered into this Agreement. The Stockholders acknowledge that this Section 5.11 constitutes an independent covenant and shall not be affected by performance or nonperformance of any other provision of this Agreement by the Company. The Stockholders have independently consulted with their counsel and after such consultation agree that the covenants set forth in this Section 5.11 are reasonable and proper.

               SECTION 5.12. Continuation of Business During Contingent Payment Years. NSAP covenants and agrees that during the Contingent Payment Years, except as otherwise agreed by the Stockholders' Representative, it will not institute or take actions that prevent NSI from conducting and expanding business in the ordinary course, consistent with NSI's past practices, if it reasonably believes such actions would have a Material Adverse Effect on NSI's ability to achieve the cumulative EBITDA numbers that would permit the payment of the Maximum Contingent

Payment Amount; provided, however, nothing contained in this Section 5.12 shall prevent the officers and directors of the Company from taking any action which they reasonably believe to be necessary in order to operate within the confines of the Business Judgement Rule as the same may be in effect from time to time.

               SECTION 5.13. Retention of Sufficient NSAP Common Stock. In the event that the Series A Preferred Shares are converted into NSAP Common Stock in accordance with the Certificate of Designation, the Stockholders covenant and agree to retain title to and interest in a sufficient number of shares of NSAP Common Stock to satisfy their redemption obligations pursuant to Section 2.09(b).


                                   ARTICLE VI

                                EMPLOYEE MATTERS

                  SECTION 6.01. Continuation of Benefits. The parties hereto agree that (i) to the extent permitted by Law, all employees of the Acquired Entities shall continue to participate after the Closing in the same Plans in which such employees participated prior to the Closing and (ii) the parties hereto agree to cooperate in taking all necessary actions to effect such continuity.

                                   ARTICLE VII

                              CONDITIONS TO CLOSING

               SECTION 7.01. Conditions to Obligations of the Stockholders. The obligations of the Stockholders to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

               (a) Representations, Warranties and Covenants. The representations and warranties of NSAP contained in this Agreement shall have been true and correct when made and shall be true and correct in all material respects as of the Closing, with the same force and effect as if made as of the Closing Date, other than such representations and warranties as are made as of another date, which shall be true and correct as of such date (provided, however, that if any portion of any representation or warranty is already qualified by materiality, for purposes of determining whether this Section 7.01(a) has been satisfied with respect to such portion of such representation or warranty, such portion of such representation or warranty as so qualified must be true and correct in all respects), and the covenants and agreements contained in this Agreement to be complied with by NSAP on or before the Closing shall have been complied with in all material respects, and the Stockholders shall have received a certificate from NSAP to such effect signed by a duly authorized officer thereof;

               (b) HSR Act. Any waiting period (and any extension thereof) under the HSR Act applicable to the purchase of the Nu Skin Shares contemplated hereby shall have expired or shall have been terminated;

               (c) No  Proceeding  or  Litigation.  No  Action  shall  have been
commenced  by  or  before  any  Governmental   Authority   against  any  of  the
Stockholders, the Acquired Entities or NSAP, seeking to restrain or materially and adversely alter the transactions contemplated by this Agreement which, in the reasonable, good faith determination of the Stockholders' Representative, is likely to render it impossible or unlawful to consummate such transactions or which could have a Material Adverse Effect or otherwise render inadvisable, in the reasonable, good faith determination of the Stockholders' Representative, the consummation of the transactions contemplated hereby; provided, however, that the provisions of this Section 7.01(c) shall not apply if the Stockholders have directly or indirectly solicited or encouraged any such Action;

               (d) Tax Opinion. The Stockholders, Nu Skin USA and NSAP shall have received a tax opinion of Price Waterhouse L.L.P. to the effect that the transactions contemplated by the NSI Contribution and Distribution Agreement constitute a reorganization under Sections 368(a)(1)(D) and 355 of the Code and the transactions contemplated by this Agreement shall qualify, in part, as tax free exchanges under Section 351 of the Code; and

               (e) No Material Adverse Effect. No event or events shall have occurred, or be reasonably likely to occur, which, individually or in the aggregate, have, or could have, a Material Adverse Effect.

               SECTION 7.02. Conditions to Obligations of NSAP. The obligations of NSAP to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

               (a) Representations, Warranties and Covenants. The representations and warranties of the Stockholders contained in this Agreement shall have been true and correct when made and shall be true and correct in all material respects as of the Closing, with the same force and effect as if made as of the Closing Date, other than such representations and warranties as are made as of another date, which shall be true and correct as of such date
(provided, however, that if any portion of any representation or warranty is already qualified by materiality, for purposes of determining whether this
Section 7.02(a) has been satisfied with respect to such portion of such representation or warranty, such portion of such representation or warranty as so qualified must be true and correct in all respects), and the covenants and agreements contained in this Agreement to be complied with by the Stockholders on or before the Closing shall have been complied with in all material respects, and NSAP shall have received a certificate of the Stockholders to such effect signed by a duly authorized representative of such individuals;

               (b) HSR Act. Any waiting period (and any extension thereof) under the HSR Act applicable to the purchase of the Nu Skin Shares contemplated hereby shall have expired or shall have been terminated;

               (c) No Proceeding or Litigation. No Action shall have been commenced or threatened by or before any Governmental Authority against any of the Stockholders, the Acquired Entities or NSAP, seeking to restrain or materially and adversely alter the transactions contemplated by this Agreement which NSAP believes, pursuant to its reasonable, good faith determination, is likely to render it impossible or unlawful to consummate such transactions or which could have a Material Adverse Effect or otherwise render inadvisable, in the reasonable, good faith determination of NSAP, the consummation of the transactions contemplated by this Agreement; provided, however, that the provisions of this Section 7.02(c) shall not apply if NSAP has directly or indirectly solicited or encouraged any such Action;

               (d) Consents and Approvals. NSAP and the Stockholders shall have received, each in form and substance satisfactory to NSAP in its sole and absolute discretion, all authorizations, consents, orders and approvals of all Governmental Authorities and officials and all third party consents and estoppel certificates which NSAP in its sole and absolute discretion deems necessary or desirable for the consummation of the transactions contemplated by this Agreement;

               (e) Good Standing; Qualification to Do Business. NSAP shall have received good standing certificates (and the equivalent foreign governmental certification) for the Acquired Entities from the secretary of state (or equivalent domestic or foreign governmental office or agency) of each jurisdiction in which each such entity is incorporated or organized and from the secretary of state or equivalent authority in each other jurisdiction in which the properties owned or leased by any of the Acquired Entities, or the operation of its business in such jurisdiction, requires the Acquired Entities to qualify to do business as a foreign corporation;

               (f) Release of Indemnity Obligations. NSAP shall have received the general release and discharge from the Stockholders referred to in Section 5.05;

               (g) No Material Adverse Effect. No event or events shall have occurred, or be reasonably likely to occur, which, individually or in the aggregate, have, or could have, a Material Adverse Effect;

               (h) NSI Tax Sharing and Indemnification Agreement, NSI Indemnity Agreement. NSAP shall have received a true and correct copy of the NSI Tax Sharing and Indemnification

Agreement and NSI Indemnity Agreement entered into in connection with the NSI Contribution and Distribution Agreement;

               (i) Option Agreement to Purchase Big Planet. NSI shall have entered into an option agreement pursuant to which NSI shall have been granted the option to acquire Big Planet, Inc. (the "Big Planet Option") at an option price based upon the fair market value of Big Planet, Inc. at the time of purchase less ten percent. The Big Planet Option shall become exercisable at any time during the period commencing six months after Big Planet begins to provide products and/or services and terminate two years thereafter;

               (j) Stockholders' Escrow Agreement. NSAP shall have received a true and correct copy of the Stockholders' Escrow Agreement entered into pursuant to Section 8.04 of this Agreement, substantially in the form of Exhibit D attached hereto.

                                  ARTICLE VIII

                                 INDEMNIFICATION

               SECTION 8.01. Survival of Representations and Warranties. The representations and warranties of the Stockholders contained in this Agreement, the indemnification provisions of this Article VIII and all statements contained in this Agreement, the Exhibits to this Agreement, the Disclosure Schedule and any certificate, Financial Statement, Interim Financial Statement or report or other document delivered pursuant to this Agreement or in connection with the transactions contemplated by this Agreement (collectively, the "Acquisition Documents"), shall survive the Closing until the fourth anniversary of the Closing Date; provided, however, that the representations and warranties and indemnification provisions relating to tax matters shall survive as provided in
Section 10.05. Neither the period of survival nor the liability of the Stockholders with respect to the Stockholders' representations and warranties shall be reduced by any investigation made at any time by or on behalf of NSAP. If written notice of a claim has been given prior to the expiration of the applicable representations and warranties by NSAP to the Stockholders, then the relevant representations and warranties shall survive as to such claim, until such claim has been finally resolved.

               SECTION 8.02. Indemnification by the Stockholders. (a) NSAP, its Affiliates and their successors and assigns, and the officers, directors, employees and agents of NSAP, its Affiliates and their successors and assigns (each an "Indemnified Party") shall be indemnified and held harmless by the Stockholders for any and all Liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, attorneys' and consultants' fees and expenses) actually suffered or incurred by them (including, without limitation, any Action brought or otherwise initiated by any of them) (hereinafter a "Loss"), arising out of or resulting from:

               (i) the breach of any representation or warranty made by the Stockholders contained in the Acquisition Documents; or

               (ii) the breach of any covenant or agreement by the Stockholders contained in the Acquisition Documents; or

               (iii) Liabilities of the Acquired Entities not reflected on the Reference Balance Sheet, whether arising before or after the Closing Date, arising from or relating to the ownership or actions or inactions of the Acquired Entities or the conduct of their respective businesses prior to the Closing; or

               (iv) any and all Losses suffered or incurred by NSAP or the Acquired Entities by reason of or in connection with any claim or cause of action of any third party to the extent arising out of any action, inaction, event, condition, liability or obligation of the Stockholders occurring or existing prior to the Closing;

               (v) any and all Losses suffered or incurred by NSAP as a result of the failure of the Stockholders or the Acquired Companies to obtain prior to the Closing the consent of all third-parties who are parties to contracts with the Acquired Companies, the terms of which such contracts require the consent of such third-parties to the transactions contemplated by this Agreement; or

               (vi) (A) any and all Remedial Actions after the Closing relating to any Release of Hazardous Materials into the Environment or on or about the Real Property prior to the Closing to the extent any such Remedial Action is required under any Environmental Law or by any Governmental Authority or is necessary to prevent or abate a significant risk to human health or the environment; (B) any and all Environmental Claims arising at any time that relate to the business or the operation of the Acquired Entities prior to the Closing; or (C) any and all noncompliances with or violations of any applicable Environmental Law or Environmental Permit by the Acquired Entities prior to the Closing.

               (b) Except for Losses arising out of a breach of the representations contained in Section 3.03, no claim may be made against the Stockholders for indemnification pursuant to this Section 8.02 with respect to an individual claim of liability or damage, unless, and then only to the extent that, the aggregate of all such Losses of the Indemnified Parties exceeds $1,000,000 (the "Designated Amount"). The indemnification obligations under this
Section 8.02 (excluding those arising out of a breach of the representations contained in Section 3.03) shall be effective only until (i) the dollar amount paid in respect of Losses indemnified against under this Section 8.02 aggregates to an amount equal to $150,000,000, or (ii) the indemnification assets identified in Section 8.04 are exhausted, whichever occurs first. To the extent that the Stockholders' undertakings set forth in this Section 8.02 may be unenforceable, the Stockholders shall contribute the maximum amount that they are permitted to contribute under applicable law to the payment and satisfaction of all Losses incurred by NSAP or the Acquired Entities.

               (c) An Indemnified  Party shall give the  Stockholders  notice of any matter which an Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement, within 60 days of such determination, stating the amount of the Loss, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises. To the extent an Indemnified Party is making a claim against the Preferred Shares or NSAP Common Stock held pursuant to the Escrow Agreement, the Indemnified Party shall provide the notice contemplated by Section 6(b) of the Escrow Agreement. The obligations and Liabilities of the Stockholders under this
Article VIII with respect to Losses arising from claims of any third party which are subject to the indemnification provided for in this Article VIII ("Third Party Claims") shall be governed by and contingent upon the following additional terms and conditions: if an Indemnified Party shall receive notice of any Third Party Claim, the Indemnified Party shall give the Stockholders notice of such Third Party Claim within 30 days of the receipt by the Indemnified Party of such notice; provided, however, that the failure to provide such notice shall not release the Stockholders from any of its obligations under this Article VIII except to the extent the Stockholders are materially prejudiced by such failure and shall not relieve the Stockholders from any other obligation or Liability that they may have to any Indemnified Party otherwise than under this Article
VIII. If the Stockholders acknowledge in writing their obligation to indemnify the Indemnified Party hereunder against any Losses that may result from such Third Party Claim, then the Stockholders shall be entitled to assume and control the defense of such Third Party Claim at their expense and through counsel of their choice if they give notice of their intention to do so to the Indemnified Party within five days of the receipt of such notice from the Indemnified Party; provided, however, that if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the judgment of the Indemnified Party, in its sole and absolute discretion, for the same counsel to represent both the Indemnified Party and the Stockholders, then the Indemnified Party shall be entitled to retain its own counsel, in each jurisdiction for which the Indemnified Party determines counsel is required, at the expense of the Stockholders. In the event the Stockholders exercise the right to undertake any such defense against any such Third Party Claim as provided above, the Indemnified Party shall cooperate with the Stockholders in such defense and make available to the Stockholders, at the Stockholders' expense, all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under the Indemnified Party's control relating thereto as is reasonably required by the Stockholders. Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, the Stockholders shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Stockholders' expense, all such witnesses, records, materials and information in the Stockholders' possession or under the Stockholders' control relating thereto as is reasonably required by the Indemnified Party. No such Third Party Claim may be settled by the Stockholders without the prior written consent of the Indemnified Party.

               SECTION 8.03. Tax Matters Anything in this Article VIII (except for the specific reference to Tax matters in Section 8.01) to the contrary notwithstanding, the rights and obligations of the parties with respect to indemnification for any and all Tax matters shall be governed by Article X.

               SECTION 8.04. Satisfaction of Indemnification Claims. Any amounts owed by the Stockholders to an Indemnified Party pursuant to this Article VIII will be paid by the Stockholders, on a joint and several basis (except for liabilities arising from a violation of the representations contained in Section
3.03 or the covenants contained in Section 5.11, which such liabilities shall be borne by each Stockholder individually), from the following assets in the following order: (i) by reducing the Contingent Payments (if any) payable to the Stockholders under the terms of this Agreement, (ii) by payments made by the Retained Entities to NSAP and (iii) by the Stockholders' remittance to NSAP of NSAP Common Stock or the Series A Preferred Shares (valued at a price per share equal to the average of the Closing price per share of NSAP Common Stock on the New York Stock Exchange for the 20 consecutive trading days ending 5 days prior to the date of such remittance) previously issued to them under this Agreement or acquired otherwise and held pursuant to the Stockholders' Escrow Agreement (as defined); provided, however, that all claims shall be satisfied against these assets in the order in which they are enumerated above in that no Indemnified Party may make a claim against any of the assets enumerated in clause (ii) or (iii) until the assets enumerated in the preceding clause or clauses, as the case may be, shall have been exhausted. To satisfy any amounts due under subsection (iii) of the immediately preceding sentence, the Stockholders hereby agree to enter into an escrow agreement (the "Stockholders' Escrow Agreement") with NSAP pursuant to which the Stockholders will collectively, according to their percentage ownership interest in the NSI Shares, place an aggregate amount of NSAP Common Stock equal to U.S. $70,000,000 (to be calculated according the Average NSAP Common Stock Price at Closing) into an escrow account and that such NSAP Common Stock may not be sold or otherwise transferred by the Stockholders prior to the expiration of the indemnification provisions under Article VIII of this Agreement.

                                   ARTICLE IX

                             TERMINATION AND WAIVER

               SECTION 9.01. Termination. This Agreement may be terminated at any time prior to the Closing:

               (a) by NSAP if, between the date hereof and the time scheduled for the Closing: (i) an event or condition occurs that has resulted in or that may be expected to result in a Material Adverse Effect, (ii) any material representation or warranty of the Stockholders contained in this Agreement shall not have been true and correct when made, (iii) the Stockholders shall not have complied with any material covenant or agreement to be complied with by it and contained in this Agreement; or (iv) any of the Stockholders or the Acquired Entities make a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against the Stockholders or the Acquired Entities seeking to adjudicate any of them a bankrupt or insolvent, or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of their debts under any Law relating to bankruptcy, insolvency or reorganization; or

               (b) by the Stockholders if, between the date hereof and the time scheduled for the Closing: (i) an event or condition occurs that has resulted in or that may be expected to result in a Material Adverse Effect, (ii) any material representation or warranty of NSAP contained in this Agreement shall not have been true and correct when made, (iii) NSAP shall not have complied with any material covenant or agreement to be complied with by it and contained in this Agreement; or (iv) NSAP makes a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against NSAP seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of its debts under any Law relating to bankruptcy, insolvency or reorganization; or

               (c) by either the Stockholders or NSAP if the Closing shall not have occurred by June 30, 1998; provided, however, that the right to terminate this Agreement under this Section 9.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date; or

               (d) by either NSAP or the Stockholders in the event that any Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; or

               (e) by the mutual written consent of the Stockholders and NSAP.

               SECTION 9.02. Effect of Termination. In the event of termination of this Agreement as provided in Section 9.01, this Agreement shall forthwith become void and there shall be no liability on the part of either party hereto except as set forth in Sections 5.02, 9.02(b) and 10.01.

               SECTION 9.03. Waiver. Either NSAP or the Stockholders, through the Stockholders' Representative, may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered by the other party pursuant hereto or (c) waive compliance with any of the agreements or conditions of the other party contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.


                                    ARTICLE X

                                   TAX MATTERS

               SECTION 10.01. Indemnity. (a) The Stockholders agree to indemnify and hold harmless NSAP and the Acquired Entities against the following Taxes and, except as otherwise provided in Section 10.02, against any loss, damage, liability or expense, including reasonable fees for attorneys and other outside consultants, incurred in contesting or otherwise in connection with any such
Taxes: (i) Taxes imposed on the Acquired Entities with respect to taxable periods of such Person ending on or before the Closing Date; (ii) with respect to taxable periods beginning before the Closing Date and ending after the Closing Date, Taxes imposed on the Acquired Entities which are allocable, pursuant to Section 10.01(b), to the portion of such period ending on the Closing Date; (iii) Taxes imposed on any member of any affiliated group with which any of the Acquired Entities file or have filed a Return on a consolidated or combined basis for a taxable period ending on or before the Closing Date and
(iv) Taxes imposed on NSAP or the Acquired Entities as a result of any breach of warranty or misrepresentation under Section 3.22. NSAP shall be responsible for (and will indemnify and hold the Stockholders harmless from) Taxes and associated expenses not allocated to the Stockholders pursuant to the first sentence hereof.

               (b) In the case of Taxes that are payable with respect to a taxable period that begins before the Closing Date and ends after the Closing Date, the portion of any such Tax that is allocable to the portion of the period ending on the Closing Date shall be:

               (i) in the case of Taxes that are either (x) based upon or related to income or receipts, or (y) imposed in connection with any sale or other transfer or assignment of property (real or personal, tangible or intangible) (other than conveyances pursuant to this Agreement, as provided under Section 10.04), deemed equal to the amount which would be payable if the taxable year ended with the Closing Date; and

               (ii) in the case of Taxes imposed on a periodic basis with respect to the assets of the Acquired Entities, or otherwise measured by the level of any item, deemed to be the amount of such Taxes for the entire period (or, in the case of such Taxes determined on an arrears basis, the amount of such Taxes for the immediately preceding period), multiplied by a fraction the numerator of which is the number of calendar days in the period ending on the Closing Date and the denominator of which is the number of calendar days in the entire period.

               SECTION 10.02. Contests. (a) After the Closing, NSAP shall promptly notify the Stockholders in writing of any written notice of a proposed assessment or claim in an audit or administrative or judicial proceeding with respect to Taxes of NSAP or of any of the Acquired Entities which, if determined adversely to the taxpayer, would be grounds for indemnification under this
Article X; provided, however, that a failure to give such notice will not affect NSAP's right to indemnification under this Article X except to the extent, if any, that, but for such failure, the Stockholders could have avoided all or a portion of the Tax liability in question.

               (b) In the case of an audit or administrative or judicial proceeding with respect to Taxes that relates to periods ending on or before the Closing Date, provided that the Stockholders acknowledge in writing their liability under this Agreement to hold NSAP and the Acquired Entity harmless against the full amount of any adjustment which may be made as a result of such audit or proceeding that relates to periods ending on or before the Closing Date (or, in the case of any taxable year that includes the Closing Date, against an adjustment allocable under Section 10.01(b) to the portion of such year ending on or before the Closing Date), the Stockholders shall have the right at their expense to participate in and control the conduct of such audit or proceeding but only to the extent that such audit or proceeding relates solely to a potential adjustment for which the Stockholders have acknowledged their liability; NSAP also may participate in any such audit or proceeding and, if the Stockholders do not assume the defense of any such audit or proceeding, NSAP may defend the same in such manner as it may deem appropriate, including, but not limited to, settling such audit or proceeding after giving five days' prior written notice to the Stockholders setting forth the terms and conditions of settlement. In the event that issues relating to a potential adjustment for which the Stockholders have acknowledged their liability are required to be dealt with in the same proceeding as separate issues relating to a potential adjustment for which NSAP would be liable, NSAP shall have the right, at its expense, to control the audit or proceeding with respect to the latter issues.

               (c) With respect to issues relating to a potential adjustment for which both the Stockholders (as evidenced by its acknowledgment under this Section 10.02) and NSAP or the Acquired Entities could be liable, (i) each party may participate in the audit or proceeding, and (ii) the audit or proceeding shall be controlled by that party which would bear the burden of the greater portion of the sum of the adjustment and any corresponding adjustments that may reasonably be anticipated for future Tax periods. The principle set forth in the immediately preceding sentence shall govern also for purposes of deciding any issue that must be decided jointly (including, without limitation, choice of judicial forum) in situations in which separate issues are otherwise controlled under this Article X by NSAP and the Stockholders.

               (d) Neither NSAP nor the Stockholders shall enter into any compromise or agree to settle any claim pursuant to any Tax audit or proceeding which would adversely affect the other party for such year or a subsequent year without the written consent of the other party, which consent may not be unreasonably withheld. NSAP and the Stockholders agree to cooperate, and NSAP agrees to cause the Acquired Entities to cooperate, in the defense against or compromise of any claim in any audit or proceeding.

               SECTION 10.03. Time of Payment. Payment by the Stockholders of any amounts due under this Article X in respect of Taxes shall be made (i) at least three Business Days before the due date of the applicable estimated or final Return required to be filed by NSAP on which is required to be reported income for a period ending after the Closing Date for which the Stockholders are responsible under Sections 10.01(a) and 10.01(b) without regard to whether the Return shows overall net income or loss for such period, and (ii) within three Business Days following an agreement between the Stockholders and NSAP that an indemnity amount is payable, an assessment of a Tax by a taxing authority, or a "determination" as defined in Section 1313(a) of the Code. If liability under this Article X is in respect of costs or expenses other than Taxes, payment by the Stockholders of any amounts due under this Article X shall be made within five Business Days after the date when the Stockholders have been notified by NSAP that the Stockholders have a liability for a determinable amount under this
Article X and are provided with calculations or other materials supporting such liability.

               SECTION 10.04. Conveyance Taxes. The Stockholders shall be liable for and shall hold NSAP harmless against any real property transfer or gains, sales, use, transfer, value added, stock transfer, and stamp taxes, any transfer, recording, registration, and other fees, and any similar Taxes which become payable in connection with the transactions contemplated by this Agreement, and shall file such applications and documents as shall permit any such Tax to be assessed and paid on or prior to the Closing Date in accordance with any available pre-sale filing procedure. NSAP shall execute and deliver all instruments and certificates necessary to enable the Stockholders to comply with the foregoing.

               SECTION 10.05. Tax Benefits. NSAP and the Acquired Entities shall, upon actual realization, refund to the Stockholders any Tax benefit which they realize for a period or portion thereof beginning after the Closing Date (a "Post-Closing Date Tax Benefit") that arose in connection with any underlying adjustment that resulted in a payment by the Stockholders to, or on behalf of, NSAP or the Acquired Entities under Section 10.01 or a payment made by the Stockholders to any Tax authority (such as a timing adjustment resulting in a Tax deduction for the Acquired Entities for a period after the Closing Date), provided that such payment shall not exceed the related payment actually made by the Stockholders. A Post-Closing Date Tax Benefit will be considered to be actually realized for purposes of this Section 10.05 at the time that it is reflected on a Return of NSAP or the Acquired Entities, provided, however, that if NSAP and the Acquired Entities make a payment to the Stockholders for such a Post-Closing Date Tax Benefit that is disallowed or reduced (or NSAP or the Acquired Entities do not actually realize such Post-Closing Date Tax Benefit), then the Stockholders shall refund such payment to NSAP and the Acquired Entities plus interest at the rate for Tax underpayments prescribed in Section 6621(a)(2) of the Code and similar provision under state or local law.

               SECTION 10.06. Miscellaneous. (a) The Stockholders and NSAP agree to treat all payments made by either of them to or for the benefit of the other (including any payments to the Acquired Entities) under this Article X, under other indemnity provisions of this Agreement and for any misrepresentations or breaches of warranties or covenants as adjustments to the Purchase Price or as capital contributions for Tax purposes and that such treatment shall govern for purposes hereof except to the extent that the Laws of a particular jurisdiction provide otherwise, in which case such payments shall be made in an amount sufficient to indemnify the relevant party on an after-Tax basis.

               (b) Notwithstanding any provision in this Agreement to the contrary, the obligations of the Stockholders to indemnify and hold harmless NSAP and the Acquired Entities pursuant to this Article X, and the representations and warranties contained in Section 3.22, shall terminate at the close of business on the 120th day following the expiration of the applicable statute of limitations with respect to the Tax liabilities in question (giving effect to any waiver, mitigation or extension thereof).

               (c) From and after the date of this Agreement, the Stockholders shall not without the prior written consent of NSAP (which may, in its sole and absolute discretion, withhold such consent) make, or cause or permit to be made, any Tax election that would affect the Acquired Entities.

               (d) NSAP and the Stockholders shall each be entitled to recover professional fees and related costs that they may reasonably incur to enforce the provisions of this Article X.


                                   ARTICLE XI

                               GENERAL PROVISIONS

               SECTION 11.01. Expenses. Except as otherwise specified in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

               SECTION 11.02. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by cable, by telecopy, by telegram, by telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11.02):

               (a)    if to the Stockholders:

                      to the Stockholders' Representative

                      Nu Skin International, Inc.
                      One Nu Skin Plaza
                      75 West Center
                      Provo, Utah  84601
                      Telecopy:  (801) 345-1000
                      Attention: Steven J. Lund and Keith R. Halls

                      with a copy to:

                      Holland & Hart LLP
                      215 South State Street, Suite 500
                      Salt Lake City, UT 84111-2346
                      Telecopy: (801) 364-9124
                      Attention: P. Christian Anderson, Esq.

               (b)    if to NSAP:

                      Nu Skin Asia Pacific, Inc.
                      One Nu Skin Plaza
                      75 West Center
                      Provo, Utah  84601
                      Telecopy:  (801) 345-1000
                      Attention:  M. Truman Hunt, Esq.

                      with a copy to:

                      Shearman & Sterling
                      555 California Street
                      San Francisco, California 94104
                      Telecopy:  415-616-1199
                      Attention:  Kevin P. Kennedy, Esq.

               Notices given to the Stockholders' Representative pursuant to this Section 11.02 shall de deemed to be the delivery of notice to each of the Stockholders.

               SECTION 11.03. Public Announcements. Neither the Stockholders nor the Acquired Entities shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior consent of NSAP and the parties shall cooperate as to the timing and contents of any such press release or public announcement.

               SECTION 11.04. Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

               SECTION 11.05. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

               SECTION 11.06. Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between the Stockholders and NSAP with respect to the subject matter hereof.

               SECTION 11.07. Assignment. This Agreement may not be assigned by operation of law or otherwise without the express written consent of the Stockholders and NSAP (which consent may be granted or withheld in the sole discretion of the Stockholders or NSAP); provided, however, that NSAP may assign this Agreement to an Affiliate of NSAP without the consent of the Stockholders; provided further, however that no such assignment shall release NSAP from its payment and performance obligations herewith.

               SECTION 11.08. No Third Party Beneficiaries. Except for the provisions of Article IX relating to Indemnified Parties, this Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

               SECTION 11.09. Amendment. This Agreement may not be amended or modified except by an instrument in writing signed by, or on behalf of, a majority in interest of the Stockholders and NSAP.

               SECTION 11.10. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF UTAH, EXCLUDING (TO THE GREATEST EXTENT PERMISSIBLE BY
LAW) ANY RULE OF LAW THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF UTAH.

               SECTION 11.11. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

               SECTION 11.12. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

               IN WITNESS WHEREOF, the Stockholders and NSAP have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                    STOCKHOLDERS:



                                    Blake M. Roney



                                    Nedra Dee Roney



                                    Sandie N. Tillotson



                                    Craig Bryson



                                    Craig S. Tillotson



                                    Steven J. Lund



                                    Brooke R. Roney



                                    Kirk V. Roney



                                    Keith R. Halls

                                            NU SKIN ASIA PACIFIC, INC.


                                         By:
                                       Name:
                                      Title:

                                   SCHEDULE A

                                    EXHIBIT A


                  FORM OF SERIES A PREFERRED SHARE CERTIFICATE

                                    EXHIBIT B


                       FORM OF CERTIFICATE OF DESIGNATION

                                    EXHIBIT C


                      FORM OF GENERAL RELEASE AND DISCHARGE

                                    EXHIBIT D


                     FORM OF STOCKHOLDERS' ESCROW AGREEMENT

                                 EXECUTION COPY










                           STOCK ACQUISITION AGREEMENT




                                     Between


                           NU SKIN ASIA PACIFIC, INC.


                                       and


            EACH OF THE PERSONS LISTED ON THE SIGNATURE PAGES HEREOF


                          Dated as of February 27, 1998

                               DISCLOSURE SCHEDULE

                                    EXHIBIT B


                      FORM OF GENERAL RELEASE AND DISCHARGE
                                    EXHIBIT D


                     FORM OF STOCKHOLDERS' ESCROW AGREEMENT











                                      Page


                                TABLE OF CONTENTS

                                      Page

                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.01.  Certain Defined Terms...........................................3

                                   ARTICLE II

                            ACQUISITION AND TRANSFER

SECTION 2.01.  Acquisition and Transfer of Nu Skin Shares.....................13
SECTION 2.02.  Consideration for Transfer of Nu Skin Shares...................13
SECTION 2.03.  Calculation of Aggregate Number of Series A Preferred Shares...14
SECTION 2.04.  Contingent Payments............................................14
SECTION 2.05.  Closing........................................................18
SECTION 2.06.  Closing Deliveries by the Stockholders.........................18
SECTION 2.07.  Closing Deliveries by NSAP.....................................18
SECTION 2.08.  Adjustment of Consideration for Nu Skin Shares.................19
SECTION 2.09.  Conversion and Optional Redemption of Series A
                        Preferred Stock/Common Stock..........................21
SECTION 2.10.  Tax Free Transaction...........................................22
SECTION 2.11.  Termination of "S" Corporation Status..........................22
SECTION 2.12.  Appointment of Stockholders' Representative....................23

                                   ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

SECTION 3.01.  Organization,   Authority  and  Qualification  of  the  Acquired
                            Entities; Execution and Delivery..................24
SECTION 3.02.  Due Execution and Delivery by the Stockholders.................24
SECTION 3.03.  Capital Stock of Acquired Entities; Stockholders' Ownership
                            of Nu Skin Shares.................................24
SECTION 3.04.  Corporate Books and Records....................................25
SECTION 3.05.  No Conflict....................................................26
SECTION 3.06.  Governmental Consents and Approvals............................26
SECTION 3.07.  Financial Information, Books and Records, Projections
                            and Operating Data................................26
SECTION 3.08.  No Undisclosed Liabilities.....................................27

                                    EXHIBIT B


                      FORM OF GENERAL RELEASE AND DISCHARGE
                                    EXHIBIT D


                     FORM OF STOCKHOLDERS' ESCROW AGREEMENT











                                                                            Page


SECTION 3.09.  Acquired Assets................................................27
SECTION 3.10.  Conduct in the Ordinary Course; Absence of Certain Changes,
                            Events and Conditions.............................27
SECTION 3.11.  Litigation.....................................................29
SECTION 3.12   Compliance with Laws...........................................30
SECTION 3.13.  Environmental and Safety Matters...............................30
SECTION 3.14.  Material Contracts.............................................30
SECTION 3.15.  Intellectual Property..........................................32
SECTION 3.16.  Real Property..................................................34
SECTION 3.17.  Tangible Personal Property.....................................36
SECTION 3.18.  Assets.........................................................37
SECTION 3.19.  Suppliers......................................................37
SECTION 3.20.  Employee Benefit Matters.......................................38
SECTION 3.21.  Labor Matters..................................................40
SECTION 3.22.  Taxes..........................................................40
SECTION 3.23.  Insurance......................................................42
SECTION 3.24.  Nu Skin USA Intercompany Agreements............................42
SECTION 3.25.  Full Disclosure................................................42
SECTION 3.26.  Brokers........................................................42
SECTION 3.27.  Securities Laws................................................42

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF NSAP

SECTION 4.01.  Organization and Authority of NSAP; Series A
                             Preferred Stock Issuance.........................43
SECTION 4.02.  No Conflict....................................................43
SECTION 4.03.  Governmental Consents and Approvals............................44
SECTION 4.04.  Investment Purpose.............................................44
SECTION 4.05.  Litigation.....................................................44
SECTION 4.06. Absence of Certain Changes......................................44
SECTION 4.07.  Opinion of Financial Advisor to Special Committee..............44
SECTION 4.08.  Brokers........................................................45

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

SECTION 5.01.  Conduct of Business Prior to the Closing.......................45
SECTION 5.02.  Confidentiality................................................46

                                    EXHIBIT B


                      FORM OF GENERAL RELEASE AND DISCHARGE
                                    EXHIBIT D


                     FORM OF STOCKHOLDERS' ESCROW AGREEMENT











                                                                            Page


SECTION 5.03.  Regulatory and Other Authorizations; Notices and Consents......46
SECTION 5.04.  Use of Intellectual Property...................................47
SECTION 5.05.  Release of Indemnity Obligations...............................47
SECTION 5.06.  No Actions Inconsistent with Tax Free Status...................48
SECTION 5.07.  Negotiations to Acquire Retained Entities......................48
SECTION 5.08.  Modification of Stockholders' Salaries.........................48
SECTION 5.09.  Intercompany Agreements........................................48
SECTION 5.10.  Further Action.................................................48
SECTION 5.11.  Non-Competition................................................48
SECTION 5.12.  Continuation of Business During Contingent Payment Years.......49
SECTION 5.13.  Retention of Sufficient NSAP Common Stock......................50

                                   ARTICLE VI

                                EMPLOYEE MATTERS

SECTION 6.01.  Continuation of Benefits.......................................50

                                   ARTICLE VII

                              CONDITIONS TO CLOSING

SECTION 7.01.  Conditions to Obligations of the Stockholders..................50
SECTION 7.02.  Conditions to Obligations of NSAP..............................51

                                  ARTICLE VIII

                                 INDEMNIFICATION

SECTION 8.01.  Survival of Representations and Warranties.....................53
SECTION 8.02.  Indemnification by the Stockholders............................53
SECTION 8.03.  Tax Matters....................................................56
SECTION 8.04.  Satisfaction of Indemnification Claims.........................56

                                   ARTICLE IX

                             TERMINATION AND WAIVER

SECTION 9.01.  Termination....................................................57
SECTION 9.02.  Effect of Termination..........................................58
SECTION 9.03.  Waiver.........................................................58

                                    EXHIBIT B


                      FORM OF GENERAL RELEASE AND DISCHARGE
                                    EXHIBIT D


                     FORM OF STOCKHOLDERS' ESCROW AGREEMENT











                                                                            Page


                                    ARTICLE X

                                   TAX MATTERS

SECTION 10.01.  Indemnity.....................................................58
SECTION 10.02.  Contests......................................................59
SECTION 10.03.  Time of Payment...............................................60
SECTION 10.04.  Conveyance Taxes..............................................60
SECTION 10.05.  Tax Benefits..................................................61
SECTION 10.06.  Miscellaneous.................................................61

                                   ARTICLE XI

                               GENERAL PROVISIONS

SECTION 11.01.  Expenses......................................................62
SECTION 11.02.  Notices.......................................................62
SECTION 11.03.  Public Announcements..........................................63
SECTION 11.04.  Headings......................................................63
SECTION 11.05.  Severability..................................................63
SECTION 11.06.  Entire Agreement..............................................64
SECTION 11.07.  Assignment....................................................64
SECTION 11.08.  No Third Party Beneficiaries..................................64
SECTION 11.09.  Amendment.....................................................64
SECTION 11.10.  Governing Law.................................................64
SECTION 11.11.  Counterparts..................................................64
SECTION 11.12.  Specific Performance..........................................64

Schedules

SCHEDULE A         STOCKHOLDERS LIST

Exhibits

EXHIBIT A          FORM OF SERIES A PREFERRED SHARE CERTIFICATE
EXHIBIT B          FORM OF CERTIFICATE OF DESIGNATION
EXHIBIT C          FORM OF GENERAL RELEASE AND DISCHARGE
EXHIBIT D          FORM OF STOCKHOLDERS' ESCROW AGREEMENT